                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                              IMC MORTGAGE COMPANY

                             CWB ACQUISITIONS, INC.

                                  COREWEST BANC

                                       AND

                               THE SHAREHOLDERS OF

                                  COREWEST BANC

                              AS OF JANUARY 1, 1997

                                TABLE OF CONTENTS

                                                                            Page

FACTUAL BACKGROUND

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

                                    ARTICLE 2

                       MERGER OF SUBSIDIARY INTO COREWEST

     2.1      Incorporation of Agreement of Merger...........................  8

                                    ARTICLE 3

                BUYER'S COMMON STOCK TO BE ISSUED TO SHAREHOLDERS

     3.1      Shares to be Issued............................................  8
     3.2      Base Payment...................................................  9
     3.3      Contingent Payment.............................................  9

                                    ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF COREWEST AND SHAREHOLDERS

     4.1      Organization................................................... 21
     4.2      Capitalization of the Company.................................. 21
     4.3      Shareholders................................................... 21
     4.4      Subsidiaries of CoreWest....................................... 22
     4.5      Authority; No Violation........................................ 22
     4.6      Consents and Approvals......................................... 23
     4.7      Financial Statements........................................... 23
     4.8      Undisclosed Liabilities........................................ 23
     4.9      No Material Adverse Change..................................... 24
     4.10     Legal Proceedings.............................................. 24
     4.11     Material Contracts............................................. 24
     4.12     Taxes.......................................................... 25
     4.13     ERISA.......................................................... 26

     4.14     Ownership of Property.......................................... 27
     4.15     Environmental Protection....................................... 28
     4.16     Brokers and Finders............................................ 28
     4.17     Insurance...................................................... 28
     4.18     Mortgage Banking Licenses and Qualifications................... 29
     4.19     Loan Portfolio................................................. 29
     4.20     Enforceability................................................. 29
     4.21     Title to Certain Mortgage Loans................................ 30
     4.22     No Recourse.................................................... 30
     4.23     Mortgage Servicing Agreements.................................. 30
     4.24     Compliance..................................................... 31
     4.25     Investment Commitments......................................... 31
     4.26     Custodial Accounts............................................. 32
     4.27     Accounts Receivable............................................ 32
     4.28     Data Processing................................................ 32
     4.29     Inquiries...................................................... 32
     4.30     CoreWest's Representations with Respect to Mortgage Loans...... 32
     4.31     Advances....................................................... 32
     4.32     Pools.......................................................... 33
     4.33     Commercial Mortgages........................................... 33
     4.34     No Tax-Sharing Agreements...................................... 33
     4.35     No Intercompany Accounts....................................... 33
     4.36     CoreWest Employees............................................. 33
     4.37     Conduct Prior to Closing....................................... 33
     4.38     Officers and Directors......................................... 35
     4.39     Shareholder's Investment Intention/Restricted Securities....... 35

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     5.1      Organization................................................... 37
     5.2      Authority; No Violation........................................ 37
     5.3      Brokers and Finders............................................ 38
     5.4      Exchange Shares................................................ 38
     5.5      Litigation..................................................... 38
     5.6      Securities Filings............................................. 38

                                    ARTICLE 6

                                    COVENANTS

     6.1      Filings and Consents........................................... 39
     6.2      Press Releases................................................. 39

     6.3      Employment Agreements.......................................... 39
     6.4      Marketing of Competing Products................................ 40
     6.5      Consent to CoreWest Preclosing Dividend........................ 40
     6.6      HSR Act Filing................................................. 40

                                    ARTICLE 7

                 FURTHER COVENANTS OF COREWEST AND SHAREHOLDERS

     7.1      Access to Information and Records.............................. 40
     7.2      Bank Accounts.................................................. 41
     7.3      Conduct of Business Pending the Closing........................ 41
     7.4      Cooperation with Buyer's Accountants........................... 42
     7.5      General Releases............................................... 42
     7.6      Consents....................................................... 43
     7.7      Other Action................................................... 43
     7.8      Disclosure..................................................... 43

                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     8.1      Representations and Warranties True on the Closing Date........ 43
     8.2      Compliance With Agreement...................................... 44
     8.3      Absence of Litigation.......................................... 44
     8.4      Consents and Approvals......................................... 44
     8.5      Hart-Scott-Rodino Waiting Period............................... 44
     8.6      No Material Adverse Change in CoreWest......................... 44

                                    ARTICLE 9

                     CONDITIONS PRECEDENT TO COREWEST'S AND
                            SHAREHOLDER'S OBLIGATIONS

     9.1      Representations and Warranties True on the Closing Date........ 45
     9.2      Compliance With Agreement...................................... 45
     9.3      Absence of Litigation.......................................... 45
     9.4      Hart-Scott-Rodino Waiting Period............................... 45
     9.5      Tax Opinion of Buyer's Counsel................................. 45

                                   ARTICLE 10

                                     CLOSING

     10.1     Documents to be Delivered by CoreWest and Shareholders......... 46
     10.2     Documents to be Delivered by Buyer............................. 47

                                   ARTICLE 11

                                   TERMINATION

     11.1     Right of Termination Without Breach............................ 48
     11.2     Termination for Breach......................................... 48

                                   ARTICLE 12

                                 INDEMNIFICATION

     12.1     Indemnification................................................ 49

                                   ARTICLE 13

                             POST-CLOSING COVENANTS

     13.1     Shareholder Cooperation........................................ 53

                                   ARTICLE 14

                                   AMENDMENTS

     14.1     Amendment, Extension and Waiver................................ 53

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1     Survival....................................................... 53
     15.2     Expenses....................................................... 53
     15.3     Entire Agreement............................................... 54
     15.4     Parties in Interest............................................ 54
     15.5     Assignment..................................................... 54
     15.6     Setoff......................................................... 54
     15.7     Notices........................................................ 55
     15.8     Captions....................................................... 57

     15.9     Counterparts................................................... 57
     15.10    Governing Law.................................................. 57
     15.11    No Third Party Beneficiaries................................... 58
     15.12    Further Assurances/Merger...................................... 58

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of January 1, 1997, is made by and between IMC MORTGAGE COMPANY, a Florida corporation ("Buyer"), CWB ACQUISITIONS, INC., a California corporation, a wholly-owned subsidiary of Buyer ("Subsidiary"), COREWEST BANC, a California corporation ("CoreWest"), and RONALD E. STAAKE, TIMOTHY C. HAYES, MARK A. BISHOP, BRIAN M. LEVINE, NORMAND STEEG, JON MADDOX and STEVEN CURRY, individually "Shareholder" and together, jointly and severally, the "Shareholders") and RONALD E. STAAKE, as agent for the Shareholders (the "Shareholder Agent").

                               FACTUAL BACKGROUND

     A. CoreWest is engaged in the mortgage banking business, including the origination, servicing and brokerage of conforming and non-conforming mortgage loans (the "Business").

     B. Shareholders own all of the issued and outstanding shares (the "Shares") of capital stock of CoreWest.

     C. Pursuant to the Merger (as defined below), Buyer desires to acquire the Shares from Shareholders and Shareholders desire to transfer the Shares to Buyer in exchange for certain shares of Buyer, upon the terms and conditions herein set forth ("Acquisition").

     D. Shareholders wish to designate Ronald E. Staake as their agent and attorney-in-fact with the authority to act on their behalf in connection with the sale of the Shares to Buyer.

                             Plan of Reorganization

     E. This Plan of Reorganization shall be a reorganization within the meaning of Section 368(a)(1)(A) by operation of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended. Subsidiary shall merge into CoreWest pursuant to an Agreement of Merger, whereby the separate corporate existence of Subsidiary shall cease, and Shareholders shall receive stock of Buyer (the "Merger").

                                    Agreement

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the Buyer, Subsidiary and CoreWest approve and adopt this Agreement and Plan of Merger and the parties hereto do hereby agree with each other as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP.

     Acquisition -- As defined in the Factual Background.

     Affiliate -- With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with,") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     Affiliated Group -- Any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.

     Agency -- FHA, VA, GNMA, FNMA, FHLMC or a State Agency, as applicable.

     Agreed Plan -- The business plan for the Post-Closing CoreWest Business Unit (including an operating and capital budget) proposed by Ronald Staake and Timothy Hayes on behalf of the Shareholders and approved by Buyer prior to closing. The Agreed Plan shall include projections of (i) the balance sheet of the Post-Closing CoreWest Business Unit at the end of 1997 and 1998, (ii) statements of income and expense of each such fiscal year, (iii) statement of cash flow for each such fiscal year, (iv) a budget of capital expenditures to be incurred by the Post-Closing CoreWest Business Unit for each such fiscal year. The business plan shall include management's intentions with regard to significant business developments and objectives of the Post-Closing CoreWest Business Unit. The Agreed Plan shall be modified, from time to time thereafter by mutual written agreement of Timothy Hayes, Ronald Staake and Buyer, in which event the business plan as modified shall thereafter serve as the Agreed Plan.

     Agreement -- As defined in the Introduction.

     Agreement of Merger -- The Plan and Agreement of Merger by and between the Subsidiary and CoreWest.

     Adjusted Agreed Plan -- As defined in Section 3.3(h).

     Ancillary Agreements -- The (i) Registration Rights Agreement by and between Buyer and the Shareholders, (ii) Employment Agreements; and (iii) the Agreement of Merger.

     Audited Financial Statements -- As defined in Section 4.7.

     Base Payment -- Delivery by Buyer to CoreWest of certain Exchange Shares pursuant to Section 3.2 as part of the Purchase Price.

     Business -- As defined in the Factual Background, and includes CoreWest's Conforming Mortgage Business and Non-Conforming Mortgage Business.

     Business Days -- Any day on which the New York Stock Exchange is open for trading.

     Buyer -- As defined in the Introduction.

     Buyer Schedule -- The disclosure schedule delivered by Buyer to Sellers in connection with the Acquisition.

     Change in Control -- Any of the following events which occur after the date hereof:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person" for the purpose of this definition only) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3")) of 51% or more of the combined voting power of the then outstanding voting securities of the Buyer entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control; (i) any acquisition by the Buyer of its Common Stock, or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Buyer or any corporation controlled by the Buyer;

          (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Buyer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Buyer; provided, however, that any individual becoming a director of the Buyer, who shall be nominated or approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

          (c) Approval by the shareholders of the Buyer of a reorganization, merger or consolidation, liquidation or sale of all or substantially all the assets of Buyer if the effect of such transaction(s) is that the Shareholders of Buyer before the transaction(s) cease to own, directly or indirectly, at least 51% of the outstanding stock of the surviving entity or entities.

     Closing -- The closing with respect to the Acquisition as defined in preamble to Article 10.

     Closing Balance Sheet -- The balance sheet of CoreWest as of December 31, 1996, prepared in accordance with GAAP accompanied by schedule sufficient to determine the Initial Net Worth.

     Closing  Date -- The date and time of Closing as defined in the preamble to
Article 10.

     Closing Tangible Net Worth -- The amount equal to the amount included under shareholder's equity on the Closing Balance Sheet minus the amount of all intangible assets on the Closing Balance Sheet.

     Code -- The Internal Revenue Code of 1986, as amended.

     Common Stock -- The common stock, par value $0.01, of Buyer.

     Conforming Business -- The Conforming Mortgage Loan origination and brokerage business conducted by CoreWest.

     Conforming Mortgage Loan -- A Mortgage Loan which, as of September 30, 1996, is an FHA Loan, a VA Loan or a loan eligible to be sold to FNMA, FHLMC or another Agency.

     Contingent Payment -- As defined in Section 3.3.

     Conventional Loan -- Any Mortgage Loan which (a) is a first lien on a "single family" residence, (b) is neither insured by FHA nor guaranteed by VA,
(c) has a loan-to-value ratio of 95% or less at the time of origination, (d) matures in 30 years or less, (e) bears a market yield at the time of origination, and (f) satisfies the requirements in effect as of the date hereof for sale to FNMA and FHLMC.

     CoreWest Executives -- As defined in Section 3.3(c)(ii).

     Effective Time -- January 1, 1997 at 12:01 a.m.

     Employment Agreements -- As defined in Section 6.3.

     Encumbrance  --  Any  lien,  pledge,  security  interest,   claim,  charge,
easement, limitation, commitment, restriction or encumbrance of any kind or nature whatsoever.

     ERISA -- As defined in Section 4.13(b).

     Environmental Claim -- Civil, criminal, administrative action, claim or other proceeding relating to Environmental Laws.

     Environmental Laws -- As defined in Section 4.15.

     FHA -- Federal Housing Administration.

     FHA Loans -- Mortgage Loans which satisfy all applicable rules and requirements to be insured by FHA and which are insured by FHA.

     FHLMC -- Federal Home Loan Mortgage Corporation.

     Financial Statements -- As defined in Section 4.7.

     FNMA -- Federal National Mortgage Association.

     GAAP - - Generally accepted accounting principles as used in the United States of America applied on a consistent basis.

     GNMA -- Government National Mortgage Association.

     GNMA Securities -- GNMA mortgage-backed certificates.

     HUD -- United States Department of Housing and Urban Development.

     Independent Accounting Firm -- Any "Big Six" accounting firm or its successor.

     Initial Net Worth - As defined in Section 3.2.

     Initial Value -- As defined in Section 3.2.

     Inquiry -- As defined in Section 4.29.

     Investor -- Any Person who owns or holds Mortgage Loans, or servicing rights to Mortgage Loans, pursuant to Mortgage Servicing Agreements or who is a party to an Investor Commitment.

     Investor Commitment -- The commitment of a Person to purchase a Mortgage Loan.

     Investor Programs -- Mortgage participation, whole-loan sales, pooling and servicing programs.

     IRS -- Internal Revenue Service.

     "Knowledge" and "to our knowledge" -- As used in this Agreement, "knowledge" and "to our knowledge" with respect to CoreWest means both the actual current recollection of the CoreWest Executives and Shareholders, and that an additional investigation, reasonable in light of the facts and circumstances of the transaction and the matters covered by the statement, has been conducted by CoreWest with respect to the factual accuracy of the statement and includes constructive knowledge of facts which reasonably should have been discovered by such investigation. The phrase also implies that CoreWest has a reasonable basis for believing the statement is factually correct.

     Licenses -- As defined in Section 4.18.

     Loan Property -- Any property in which CoreWest holds a mortgage lien or security interest.

     Loss -- Any claim, liability, loss, cost, clean up cost or reimbursement, damage, penalty, fine, obligation, deficiency or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees, and disbursements including but not limited to court costs and reasonable costs of investigation incurred in defending against or settling any such claim, liability, loss, cost, damage or expense, or any amounts paid in connection with the investigation, defense or settlement thereof, whether or not arising out of third party claims and including costs and expenses incurred on appeal or in connection with any bankruptcy or insolvency proceeding).

     Material Adverse Effect -- Adverse effect on the business, condition (financial or otherwise), results of operations, properties, assets or prospects of a Person with an economic effect, individually or in the aggregate, of $75,000 or more.

     Mortgage Loan -- Any closed residential mortgage loan (exclusive of Warehouse Loans) whether or not such mortgage is included in a securitized portfolio, as evidenced by notes or other evidences of indebtedness duly secured by mortgages or deeds of trust.

     Non-Conforming Business -- The Non-Conforming Mortgage Loan origination and brokerage business conducted by CoreWest.

     Non-Conforming Mortgage Loan -- A Mortgage Loan which does not satisfy the requirements for being either a Conforming Mortgage Loan or a Conventional Loan.

     Operating Property -- As defined in Section 4.15.

     Person -- Any individual,  corporation,  company,  partnership  (limited or
general),  joint  venture,   association,   trust  or  other  entity,  including
governmental and quasi-governmental bodies.

     Plans -- As defined in Section 4.13(a).

     Pooling -- Aggregation of two or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.

     Post-Closing CoreWest Business Unit -- As defined in Section 3.3(c).

     Prime Rate -- The interest rate published from time to time in The Wall Street Journal as the prevailing prime rate at a majority of U.S. Banks. If the Prime Rate is no longer available in The Wall Street Journal, Buyer shall select a substitute rate which is reasonably equivalent, which shall thereafter serve as the Prime Rate.

     Regulations -- (i) Federal,  state and local laws,  rules and  regulations,
(ii) the responsibilities and obligations set forth in any agreement between CoreWest and an Investor or private mortgage insurer and (iii) the laws, rules, regulations, guidelines, handbooks and other requirements of an Investor, Agency, private mortgage insurer, Public Housing Programs or Investor Programs, with respect to the origination, insuring, purchase, sale, or filing of claims in connection with a Mortgage Loan.

     Schedule -- The disclosure schedule delivered by Shareholders to Buyer in connection with the Acquisition.

     Seller -- CoreWest and Shareholders, jointly and severally.

     Shareholders -- As defined in the Introduction.

     Shareholders' Agent -- As defined in the Introduction.

     Servicing Released Loans -- As defined in Section 4.22.

     Shares -- As defined in the Factual Background.

     Single Employer Plan -- Any employee pension benefit plan (as that term is defined in Section 3(2) of ERISA) maintained or contributed to by any entity which would be deemed a "single employer" with CoreWest under Section 4001 of ERISA.

     State Agency -- Any state agency with authority to regulate the business of CoreWest, determine the investment requirements with regard to loans originated or purchased by CoreWest, or originate or purchase mortgage loans, or otherwise participate in or promote mortgage lending.

     Subsidiary -- A company is a Subsidiary of another company if 50% or more of its outstanding voting securities is owned by such other company.

     Tangible Net Worth -- The amount equal to the amount included under shareholders' equity on CoreWest's balance sheet minus the amount of all intangible assets.

     Tax Affiliate -- A Person is a Tax Affiliate of another Person if they are both members of the same Affiliated Group.

     Taxes -- As defined in Section 4.12(d).

     Tax Return -- As defined in Section 4.12(e).

     VA -- Veterans Administration.

     VA Loans -- Mortgage Loans which satisfy all applicable rules and regulations to be guaranteed by VA and which are guaranteed by VA.

     Warehouse Loans -- Residential Mortgage Loans held by CoreWest for sale and pledged to secure borrowings by CoreWest.

     Wholesale Loans -- As defined in Section 3.3(c).

                                    ARTICLE 2

                       MERGER OF SUBSIDIARY INTO COREWEST

     2.1 Incorporation of Agreement of Merger.

         The Agreement of Merger attached hereto as Exhibit 2.1 is incorporated herein by reference. Buyer, Subsidiary, CoreWest and the Shareholders agree to take such action to execute and deliver such further instruments as may be necessary to carry out the terms of said Agreement of Merger. As a result of the Merger, Subsidiary shall merge into CoreWest, whereby the separate corporate existence of Subsidiary shall cease, the Shareholders shall receive the Exchange Shares as provided herein and the Shareholders' old shares of CoreWest shall be canceled and Buyer shall own all the outstanding shares of CoreWest, as the surviving corporation.

                                    ARTICLE 3

                BUYER'S COMMON STOCK TO BE ISSUED TO SHAREHOLDERS

     3.1 Shares to be Issued.

         The parties recognize that a precise valuation of CoreWest's common stock for the purpose of determining an equitable and final exchange of stock at this time is not possible in view of the fact that the business and products of CoreWest are in the development stage and because of several uncertainties. The Buyer's fully-paid, non-assessable common stock delivered to the Shareholders pursuant to this merger are referred to as the "Exchange Shares." The Exchange Shares shall be issued to the Shareholders in proportion to their holdings of common stock, in two installments of the Base Payment and the Contingent Payment, if any, as those terms are defined in Sections 3.2 and 3.3 hereof. Each Shareholder entitled to a fractional share of Buyer's
Common Stock shall instead be paid in cash an amount equal to such fraction multiplied by the closing price on the NASDAQ, as reported in The Wall Street Journal for the Closing Date. All payments of Exchange Shares, including any adjustments thereto, are to be delivered to the Shareholders in proportion to their respective shareholdings of CoreWest, as set forth in Section 3.1 of the Schedule (the "Shareholder Percentage").

     3.2 Base Payment.

         The Base Payment, paid at the Closing, shall be Exchange Shares with a value (as determined below) equal to (the "Initial Value") (i) Seven Million Five Hundred Twenty-six Thousand and No/100 Dollars ($7,526,000.00); plus (ii) CoreWest's tangible net worth as of the close of business on December 31, 1996 determined according to GAAP (including all appropriate reserves and expense accruals, provided that all legal fees and all other fees and expenses of CoreWest arising in connection with this Agreement prior to Closing, the preparation of the Closing Balance Sheet and the transactions contemplated to occur at the Closing (but not fees and expenses related to determination of the Contingent Payment) shall be treated as pre-closing expenses and fully accrued on the Closing Balance Sheet for the purpose of determining CoreWest's tangible net worth (the "Initial Net Worth") not to exceed $250,000. The Exchange Shares constituting the Base Payment shall be issued and delivered by Buyer to the Shareholders in the form of stock certificates representing the Exchange Shares at the Closing. For purposes of the Base Payment, the Exchange Shares will be deemed to have a value, per share, equal to the average of the last reported sales price of Buyer's Common Stock on the Nasdaq/NMS (or such other exchange or market system on which the Common Stock may then be listed or admitted for trading) for each of the last 20 Business Days preceding January 1, 1997; which average price the parties agree is $30.819 per share and therefore the Base Payment is 244,204 Exchange Shares for the portion valued at $7,526,000. Notwithstanding the foregoing, for purposes of calculating the Base Payment, the Initial Net Worth shall not exceed Two Hundred Fifty Thousand Dollars ($250,000.00). In the event the Closing Balance Sheet is not available at Closing, then the portion of the Base Payment representing $7,526,000 (i.e., 244,204 Exchange Shares) shall be paid at Closing and the balance of the Base Payment, representing the Initial Net Worth up to a maximum of $250,000, shall be paid once the Closing Balance Sheet is delivered by CoreWest to Buyer and Buyer determines that it is reasonably satisfactory in form and content.

     3.3 Contingent Payment.

         (a) Calculation of Payment. The Contingent Payment, paid in Exchange Shares, shall be calculated as follows:

                   (i) Exchange Shares with a value at the time of the Contingent Payment (determined according to the valuation formula in Section 3.3(f) hereof) equal to the amount, if any, by which the following exceeds the Initial Value:

                            9.5 times the after-tax net income of the Post-Closing CoreWest Business Unit (as defined below) for the twelve months ending December 31, 1998, calculated according to GAAP subject to the adjustment described below (such Exchange Shares referred to as the "Contingent Earnings Formula Shares");

              plus

                   (ii) In the  event (a) the total  number of  Exchange  Shares issued pursuant to the Base Payment and the Contingent Earnings Formula Shares (collectively, the "Subtotal Shares") exceeds (b) the amount equal to (i) two times (ii) the total number of Exchange Shares issued pursuant to the Base Payment and the Escrow Shares (as defined below) (collectively, the "Original Closing Shares") (the number of Exchange Shares constituting the excess of the Subtotal Shares above twice the Original Closing Shares shall be called the "Gross-Up Shares") and if any Shareholder, upon written advice of professional tax counsel or due to a position taken by the Internal Revenue Service or similar state tax authority actually reports receipt of the value of the Gross-Up Shares as ordinary income (i.e., not either capital gains and/or received tax-free) on their tax return, then the Buyer shall issue additional Exchange Shares equal to (a)(i) the difference between such Shareholder's tax rate actually paid and the Shareholder's state and federal capital gain tax rate in effect (expressed as a percentage); multiplied by (ii) the Gross-Up Shares divided by one minus the actual combined state and federal tax rate applicable to such Shareholder for the Gross-Up Shares. (Notwithstanding the foregoing, this Gross-Up provision shall not apply with respect to ordinary income arising from imputed interest on the Escrow Shares.)

                   Example: As an example of the foregoing calculation, assume the Base Payment would be 250,000 Exchange Shares and an additional 250,000 Exchange Shares would be placed in Escrow at Closing. Assume further that the Contingent-Earnings Formula Shares were 800,000 Exchange Shares. Therefore, the Gross-Up Shares would be 50,000 Exchange Shares [calculated as (250,000 + 800,000) minus ([250,000 + 250,000] x 2)].
                   Assume further that tax counsel advised in writing that the Gross-Up Shares must be reported as ordinary income under section 368 on the Shareholder's federal tax return and that Shareholder reports the Gross-Up Shares as ordinary income for tax purposes and that Shareholder's marginal ordinary income tax rate was 39% and the Shareholder's capital gain tax rate on such Gross-Up Shares would have been 28%. The actual difference is 11%. Therefore, the Contingent Payment would be increased by 9,016 Exchange Shares, which is calculated as (.11 x 50,000) [div] (1 - .39).

         (b) Contingent Payment Shares Issued at Closing in Escrow. At Closing, Buyer shall issue Exchange Shares equal to the number of Exchange Shares constituting the Base Payment (the "Escrow Shares"), and the Escrow Shares shall be delivered to _________ U.S. Trust Company of California, N.A., to act as Escrow Agent, pending final determination of the Contingent Payment under
Section 3.3 hereof. (If the Initial Net Worth is not available at Closing, then Escrow Shares shall be delivered in Escrow at Closing equal to the portion of the Base Payment representing $7,526,000 [i.e., 244,202 Exchange Shares] and the balance of the Exchange Shares shall be delivered to Escrow Agent at the time the balance of the Base Payment representing the Initial Net Worth is paid to Shareholders.) Shareholders shall be entitled to vote such Escrow Shares and the Escrow Shares shall be treated as outstanding for all purposes, including dividends and calculation of liquidation preference. However, Shareholders shall only receive such Escrow Shares upon determination of the Contingent Payment, and if the Escrow Shares exceed the total Contingent Payment, the portion in excess thereof shall be returned to Buyer and canceled. The Escrow Shares shall be held pursuant to the Escrow Agreement attached as Exhibit 3.3(b).

         (c) Post-Closing CoreWest Business Unit. For the purpose of the foregoing calculation of the Contingent Payment, "Post-Closing CoreWest Business Unit" shall mean the separate business unit of Buyer comprised of Corewest (either as a separate subsidiary or separate operating division) and the business operations and personnel of CoreWest acquired pursuant to this Acquisition, together with the business contemplated under the Agreed Plan which shall be operated following the Closing through December 31, 1998 as follows:

              (i) The Buyer shall cause the Post-Closing CoreWest Business Unit to be a separate subsidiary, or a separate operating division or other separate business unit of Buyer (or its Affiliate). The Buyer and the Post-Closing CoreWest Business Unit shall cooperate, in a commercially reasonable manner, to permit the cross-utilization of their respective licenses and obtaining of additional licenses where practicable.

              (ii) At Closing, Buyer shall cause CoreWest to enter into new employment agreements with certain officers and managers of CoreWest, pursuant to Section hereof (the "CoreWest Executives"), providing for them to manage the Post-Closing CoreWest Business Unit, subject to the normal oversight of responsibilities of the Buyer's Board of Directors and senior executives and the CoreWest Board of

     Directors,  as  applicable.   The  CoreWest  Executives  shall  direct  the
     day-to-day operations of the Post-Closing CoreWest Business Unit, subject to the Agreed Plan.

              (iii) The Post-Closing CoreWest Business Unit shall be accounted for as a separate profit and expense center.

              (iv) Buyer shall make available to the Post-Closing CoreWest Business Unit such administrative, financial and other support as Buyer and CoreWest Executives may agree at such costs as the parties mutually agree. In the alternative, the CoreWest Executives may cause the Post-Closing CoreWest Business Unit to independently purchase goods and services to the extent practical, provided that the Post-Closing CoreWest Business Unit must engage an Independent Accounting Firm to review its financial statements in accordance with GAAP. The parties will act reasonably regarding a fair and equitable allocation of general overhead to the Post-Closing CoreWest Business Unit by Buyer in situations where it is not practical for the Post-Closing CoreWest Business Unit to independently acquire such services. For example, if the Buyer obtains a legal opinion regarding payment of backpoints for the benefit of various divisions and Affiliates, the cost shall be fairly allocated to the Post-Closing CoreWest Business Unit and other divisions and Affiliates based on their respective activities and operations.

              (v)  Buyer  will  make  available  to  the  Post-Closing  CoreWest
     Business Unit such warehouse lines of credit (funded at 100% of the principal balance) or other financing facilities as may be necessary to fund all actual Mortgage Loan production and to fund all operating and capital requirements, provided that such financing and capital requirements are consistent with the Agreed Plan and include no conditions to funding that are any more restrictive than the conditions to which parent is subject with respect to the line. The Post-Closing CoreWest Business Unit shall bear an imputed interest expense on the capital used to finance its Warehouse Mortgage Loans at a floating rate equal to LIBOR (thirty day) plus 225 basis points, provided that Buyer will absorb and not charge the Post-Closing CoreWest Business Unit with internal costs of administering the warehouse line (including, without limitation, costs of transferring and wiring funds, non-usage and Buyer's personnel) but the Post-Closing CoreWest Business Unit shall pay third party expenses (including, without limitation, trustee fees and audit fees).

              (vi) The business operation comprising the Post-Closing CoreWest Business Unit will include future direct internal growth and development of the Business being acquired in this Acquisition, but unless otherwise specifically agreed in writing by Buyer and Shareholder's Agent, not Buyer's other existing operations or other future acquisitions by Buyer. Parties acknowledge that Buyer's other business units will compete directly with the Post-Closing CoreWest Business Unit.

              (vii) Buyer shall provide or make available to the Post-Closing CoreWest Business Unit all product types and programs which are being made available in the ordinary course of business by Buyer to its other operating divisions (including retail, wholesale, spot, flow, bulk acquisition, brokerage and/or correspondent), branches, Affiliates and Subsidiaries in the same geographic market, on a market-by-market basis. For example, Buyer would make available to the Post-Closing CoreWest Business Unit's southern California locations all products available from Buyer in such market, but Buyer would not be required to provide products to the southern California locations which were available in the Chicago market, but which were not available in the southern California market. The products shall be available to the Post-Closing CoreWest Business Unit on terms and conditions which are at least as favorable as terms and conditions offered by Buyer to its other operating divisions, branches, Affiliates and Subsidiaries in the same geographic market, provided, however, that these terms and conditions shall not supersede the pricing formula set forth below in Section 3.3(d) for determining the adjusted after-tax net income of the Post-Closing CoreWest Business Unit generated upon sale of a Mortgage Loan to Buyer.

              (viii) Buyer's operating divisions, branches, Affiliates and Subsidiaries, including locations acquired or established after Closing, shall compete directly with the Post-Closing CoreWest Business Unit. Pursuant to the Agreed Plan, the Post-Closing CoreWest Business Unit shall be able to open new retail and wholesale offices and territories or conduct lending and other operations and activities in any location where it deems prudent and appropriate.

              (ix) All product pricing, underwriting and similar decisions concerning the business of the Post-Closing CoreWest Business Unit will be made by the CoreWest Executives, subject to the provisions of the Agreed Plan. Notwithstanding the foregoing (i) not less than 90% of the Mortgage Loans originated and purchased by the Post-Closing CoreWest Business Unit shall be of the type originated or purchased by Buyer in its ordinary course of business or pursuant to a specific program offered by Buyer, (ii) at least 95% of the Mortgage Loans shall be closed in the name of CoreWest or table funded; and (iii) not more than 50% (by principal amount) of the Mortgage Loans shall be originated through brokers ("Wholesale Loans") on an annual basis.

              (x) Buyer will make available to the Post-Closing CoreWest Business Unit such errors and omissions, fidelity bond, officers' and directors' liability insurance, and other types of insurance and protection which are customarily provided or held by businesses operating in the same areas in which the Post-Closing CoreWest Business Unit is then operating or proposes to operate, provided that the reasonably allocable costs of such coverage shall be included as an expense of the Post-Closing CoreWest Business Unit in the Agreed Plan.

              (xi) The Mortgage Loans originated or purchased by the Post-Closing CoreWest Business Unit shall be transferred to Buyer as if sold on an inter-company basis if the Mortgage Loans are of the type originated or purchased by Buyer in its ordinary course of business.

         (d) Adjustments to After-tax Net Income of Post-Closing CoreWest Business Unit. For the purpose of calculating the Contingent Payment, the after-tax net income of the Post-Closing CoreWest Business Unit during the twelve months ending December 31, 1998 shall be adjusted as follows:

              (i) Non-Conforming Mortgage Loans originated or acquired in each quarter of 1998 shall be treated as though they had been aggregated and sold in bulk on a monthly basis by the Post-Closing CoreWest Business Unit as a bona fide third party seller of Mortgage Loans to Buyer in the quarter in which such loans were originated or acquired at a purchase price and premium equal to the greater of (1) the average purchase price and premium being paid during the same time period by Buyer (and its Affiliates) for similar loans purchased from unrelated third parties selling a similar volume to Buyer (and its Affiliates) on a bulk basis and (2) the "Peer Price" (as defined and calculated below).

              In order to determine the "Peer Price," the parties shall jointly designate in writing, at or prior to Closing, six companies engaged in the business of purchasing and securitizing Non-Conforming Mortgage Loans (these six companies are referred to as "Peers"). During each quarter of 1998, Buyer will select two Peers and Shareholders' Agent shall select one Peer. (These three companies are referred to as "Select Peers.") Each quarter the parties shall create a sample mortgage portfolio comprised of all the Mortgage Loans actually originated and/or acquired by the Post-Closing CoreWest Business Unit during the thirty (30) day period ending on the 10th day of the third month of each quarter (March 10th, June 10th, September 10th and December 10th). This sample portfolio shall be offered for bid to the Select Peers. The Peer Price will be calculated on a single portfolio basis if the Buyer is then primarily buying on a single portfolio basis, a separate product basis if Buyer is then buying primarily on a separate product basis or any other method as the parties mutually agree. Shareholders' Agent shall prepare a written bid package for each sample portfolio which must be in form and content reasonably acceptable to Buyer, in its discretion. The bid package must require the Select Peers to submit a written bid for the entire portfolio, as a whole. Once the bid package written materials are approved by Buyer, Messrs. Staake and Hayes shall offer the bid package to the Select Peers and Messrs. Staake and Hayes shall handle all follow-up oral communications in connection with the bid process. The average premium for the entire model portfolio, based on the average of the three final written bids submitted by the Select Peers, shall be the premium used to establish the "Peer Price" for all Mortgage Loans originated or purchased in that quarter. The Post-Closing CoreWest
     Business Unit shall not manipulate the loan origination and purchase activities in order to prevent the model portfolio from being generally representative of the types and proportions of Mortgage Loans originated and purchased during the entire quarter.

              (ii) Conforming Mortgage Loans generated pursuant to either an Agreed Plan or pursuant to a specific product offered by Buyer, if sold to a third party, shall be valued at the price and premium actually received and if retained by Buyer shall be treated as though it had been sold by the Post-Closing CoreWest Business Unit to Buyer at a purchase price equal to the average purchase price and premium being paid during the same period by Buyer (and its Affiliates) for similar loans purchased from unrelated third parties, provided that no income or expense from Conforming Mortgage Loans shall be attributed to Post-Closing CoreWest Business Unit to the extent such income exceeds 5% of the total income of the Post-Closing CoreWest Division for the period. For purposes of this provision, a Conforming Mortgage Loan which has a fair market value of 105% or more of the principal amount thereof shall be treated as a Non-conforming Mortgage Loan and not subject to the 5% limitation. In addition, Wholesale Loans in excess of 50% of volume, on an annual basis, shall not be counted for purpose of determining income or expense.

              (iii) Non-Conforming Mortgage Loan interest spreads, late payment fees, prepayment rebates and similar income and expenses will be allocated to the Post-Closing CoreWest Business Unit as if Non-Conforming Mortgage Loans had been held by the Post-Closing CoreWest Business Unit for one month following funding. Conforming Mortgage Loans shall be calculated on the basis of the period of time actually held.

              (iv) In the event a Mortgage Loan sold by the Post-Closing Business CoreWest Business Unit to Buyer is subsequently prepaid by the borrower within one year of origination, the rebate due as a result of such prepayment shall be charged as an expense to the Post-Closing CoreWest Business Unit based on repayment of the premium on a twelve-month declining prorated basis from the date of origination, provided that the Post-Closing CoreWest Business Unit shall not be charged if the borrower refinanced the loan through Buyer, its Affiliates or any other subsidiary, division or other business unit of Buyer. (For example, if a Mortgage Loan is prepaid after 6 months and the premium paid for the loan is $2,000, then the Post-Closing CoreWest Business Unit shall be charged $1,000 as an expense.) The Post-Closing CoreWest Business Unit shall be entitled to accrue and retain any fee, penalty, chargeback or refund which the related borrower is obligated to pay or which is recoverable from borrower or any third party which originated or sold the Mortgage Loan to the Post-Closing CoreWest Business Unit, provided that all such payments are reported under GAAP with appropriate reserves for uncollectability. In the event a Mortgage Loan which the Post-Closing CoreWest Business Unit sold to a third party (not Buyer or its Affiliate) is prepaid, the Post-Closing CoreWest Business Unit shall bear as an expense the actual amount of any chargeback by such third party, provided that the Post-Closing CoreWest Business Unit shall not be charged if the borrower refinanced the loan through Buyer, its Affiliates or any other subsidiary, division or other business unit of Buyer.

              (v) In the event the Post-Closing  CoreWest Business Unit breaches a warranty or covenant regarding compliance with underwriting guidelines in effect at the time of origination in connection with a Mortgage Loan sold to Buyer or its Affiliate and Buyer and Post-Closing CoreWest Business Unit are unable to cure such breach (at expense of Post-Closing CoreWest Business Unit), the Post-Closing CoreWest Business Unit shall be charged the actual net loss, unless there was substantial compliance with such guidelines or the breach arises from a commercially reasonable underwriting decision made in good faith (analyzed in a case-by-case basis), in which case no cost or charge shall be assessed against the Post-Closing CoreWest Business Unit. In the event the Post-Closing CoreWest Business Unit breaches any other warranty or covenant, covering the origination of a Mortgage Loan, including without limitation, warranties regarding fraud, in connection with a Mortgage Loan sold to Buyer or its Affiliate and Buyer and Post-Closing CoreWest Business Unit are unable to cure such breach (with all cost thereof charged to the Post-Closing CoreWest Business Unit), the Post-Closing CoreWest Business Unit shall be charged the actual net loss as determined under GAAP as if the Mortgage Loan were sold on a whole loan basis. In either case, to the extent practicable, the Post-Closing CoreWest Business Unit shall be permitted to "workout," liquidate and dispose of such Mortgage Loan, including without limitation the foreclosure and marketing of the Mortgage Loan or collateral if appropriate. In the event the PostClosing CoreWest Business Unit breaches any warranty or covenant in connection with a Mortgage Loan sold to a third party, the Post-Closing CoreWest Business Unit shall bear all actual losses and expenses arising out of the Mortgage Loan as provided in the mortgage sale agreement and otherwise by applicable law, provided that the Post-Closing CoreWest Business Unit is unable to cure such breach (with all costs thereof charged to the Post-Closing CoreWest Business Unit).

              (vi) The operating expenses of the Post-Closing CoreWest Business Unit shall be the actual expenses according to GAAP. The CoreWest Executives have authority to either acquire support services and similar items from Buyer at a mutually agreed price or independently purchase the services and similar items from third parties to the extent purchases from third party vendors is practical. The parties will act reasonably regarding allocations of general overhead to Post-Closing CoreWest Business Unit by Buyer where it is not practical for the Post-Closing Business Unit to independently acquire such services. The Post-Closing CoreWest Business Unit shall not be allocated Buyer's general overhead (including corporate general and administrative allocations), other than for items and services specifically requested at an agreed price or where it is not practical to independently acquire such support services and similar items.

              (vii) The state and federal income and franchise taxes and similar taxes of Buyer's consolidated group shall be allocated to the Post-Closing CoreWest Business Unit in accordance with GAAP.

              (viii) Except to the extent specifically provided in the Agreed Plan, income from extraordinary events and from sources outside the mortgage banking and brokerage business shall be excluded.

              (ix) Except to the extent specifically provided in the Agreed Plan, ordinary income and capital gains from investment assets shall be excluded.

              (x) The Post-Closing CoreWest Business Unit shall operate its business in the ordinary course of business and shall not intentionally shift business volume or income from 1997 or 1999 into 1998 or otherwise intentionally artificially manipulate the 1998 business and financial results from the results which would have occurred if the business was operated in the ordinary course pursuant to the Agreed Plan. For example, the Post-Closing CoreWest Business Unit's employee compensation programs shall be consistent during 1997, 1998 and 1999 and the bonus programs each year shall bear the same ratio to Mortgage Loan production each year (provided that this provision shall not apply to the "Basis Point Incentive/Executive Bonus Pool," described in certain employment agreements of CoreWest Executives or changes approved by the Board of Directors).

              (xi) All income and expenses (including without limitation the timing and calculation of reserves and accruals) shall be in accordance with GAAP and to the extent possible, expenses shall be tied to related items of income.

              (xii) In the event GAAP requires that the CoreWest Shares owned by Normand Steeg, Jon Maddox, Steve Curry, John Cutajar and/or Laurence Nair (or the transactions relating to their acquisition of such CoreWest Shares) results in an expense charged to Buyer's consolidated income statement or the Post-Closing CoreWest Business Unit's income, then the total amount of such expense, regardless of when actually accrued for GAAP, shall be attributed to the Post-Closing CoreWest Business Unit's net profit during 1998 provided however that no such expense shall be allocated to the Post-Closing CoreWest Business Unit to the extent that such expense relates to all Shareholders and provided further if GAAP requires the accrual of an expense for the period before the Effective Time, then Buyer's right to recoup such expense shall be governed solely by Article 12.

              (xiii) There will be no allocation of goodwill to the Post-Closing CoreWest Business Unit as a result of the Acquisition.

         (e) Payment of Contingent Payment. The Contingent Payment Date shall be February 28, 1999, or such earlier date as the parties shall mutually agree, at which time the Buyer shall pay the Shareholders the Estimated Contingent Payment, if any, which shall be paid in Exchange Shares. For purposes of the Contingent Payment, the Exchange Shares shall be deemed to have a value, per share, equal to the average of the last reported sales prices for Buyer's Common Stock on the NASDAQ (or the principal national securities exchange on which the common stock of Buyer is then traded) for each of the last 20 Business Days preceding January 7, 1999. For purposes of determining the Estimated Contingent Payment payable by the Buyer, no later than February 15, 1999, Shareholders' Agent (with assistance and cooperation from CoreWest's Executives and the Post-Closing CoreWest Business Unit's accountants, as requested) shall, in consultation with the Buyer, prepare and deliver to Buyer an unaudited income statement of the Post-Closing CoreWest
Business Unit as of, and for the year ending December 31, 1998 which shall represent the Shareholders' Agent's and CoreWest Executives' reasonable estimate of the final profit and loss statement for CoreWest; such income statement to be in form and detail identical to, and in its accounting principles and policies consistent in every respect with, the procedures for calculating net income set forth in Section 3.3(d) and accompanied by schedules setting forth in reasonable detail the various income and expense items included therein. Such income statement and the accompanying schedules shall contain sufficient detail for the determination of Contingent Payment and shall be used to determine the Contingent Payment (the "Estimated Contingent Payment").

         (f)  Final Determination of Contingent Payment.

              (i) Within 30 days after the Contingent Payment Date, Shareholders' Agent shall deliver to Buyer an income statement and loss statement of the Post-Closing CoreWest Business Unit as of December 31, 1998 prepared in accordance with GAAP and in accordance with this Section
     3.3 and a calculation of the Contingent Payment, which have been audited by Post-Closing CoreWest Business Unit's Accountants. The annual profit and loss statement shall be accompanied by detailed schedules of the calculation of the Contingent Payment pursuant to Section 3.3 hereof and by a report of the Post-Closing CoreWest Business Unit's independent accountants (1) setting forth the amount of the Contingent Payment, (2) stating that (a) an audit of the income statement has been made in accordance with generally accepted accounting standards and (b) the income statement has been prepared in accordance with GAAP, and (3) setting forth the amount of any adjustment to the Contingent Payment to be paid and by whom pursuant to Section 3.3(g) hereof. At the request of the Buyer or the Third Party Accounting Firm, Post-Closing CoreWest Business Unit's
     Accountants'  workpapers,   trial  balances  and  similar  materials  used,
     prepared or relied upon by Post-Closing CoreWest Business Unit's accountants in connection with the calculation of the Contingent Payment to the extent such materials are available to Shareholders' Agent.

              (ii) Within 45 days following the delivery of the financial statements and schedules, Buyer or its independent accountants ("Buyer's Agent's Accountants") may object to any of the information contained in said financial statements or accompanying schedules which could affect the amount of the Contingent Payment. Any such objection shall be made in writing and shall state Buyer's determination of the amount of the Contingent Payment.

              (iii) In the event of a dispute or disagreement relating to the financial statements or schedules which Buyer and Shareholder's Agent are unable to resolve, either party may elect to have all such disputes or disagreements resolved by an Independent Accounting Firm (the "Third Accounting Firm") to be mutually selected by Shareholder's Agent and Buyer or, if no agreement is reached, by Post-Closing CoreWest Business Unit's Accountants and Buyer's Accountants. The Third Accounting

     Firm shall make a resolution of the financial statement of the Post-Closing CoreWest Business Unit and the calculation of the Contingent Payment, which shall be final and binding for purposes of this Article 3. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within 15 days of submission of the financial statement and schedules to it and, in any case, as soon as practicable after such admission. The fees and expenses for the services of the Third Accounting Firm shall be shared equally by Buyer and the Shareholders.

         (g) Final Payment Adjustment. Once the Contingent Payment Amount is finally determined pursuant to Section 3.3(d), appropriate adjustments shall be made in payment of the Contingent Payment, as finally determined, including the issuance of additional Exchange Shares by Buyer to Shareholders and/or the return of the Exchange Shares by Shareholders to Buyer, as appropriate.

         (h) Contingent Payment Amount upon "Adverse Change". In the event of an "Adverse Change (as defined below) before December 31, 1998, then in such event, and at the option of the Shareholders, the Contingent Payment shall be calculated either (x) based on the assumption that the Post-Closing CoreWest Business Unit achieved its "Adjusted Agreed Plan" (as defined below) for 1998 and not based on the actual 1998 results of that period or (y) on the actual results of the Post-Closing CoreWest Business Unit. The term "Adjusted Agreed Plan" shall mean the after-tax net income of the Post-Closing CoreWest Business Unit as shown on the Agreed Plan adjusted by multiplying the after-tax net income of the Post-Closing CoreWest Business Unit by the percentage (which may be more than 100%) obtained by dividing (x) by (y) where:

     (x) is the actual after-tax net income of the Post-Closing CoreWest Business Unit from the Effective Time to the end of the calendar month preceding the month during which occurs a declaration of an Adverse Change by the Shareholders, and

     (y) is the projected after-tax net income of the Post-Closing CoreWest Business Unit from the Effective Time to the end of the calendar month preceding the month during which occurs a declaration of an Adverse Change by the Shareholders as set forth in the Agreed Plan.

The declaration of an Adverse Change must be made by written notice to the Buyer executed by Shareholders holding a majority of the Exchange Shares issued as the Base Payment (but without counting any Escrow Shares) and delivered to Buyer not later than thirty (30) days following the occurrence of the Adverse Change.

              An "Adverse Change" shall be:

              (v) Post-Closing CoreWest's Business Unit's termination of the employment of Ronald Staake and Timothy Hayes other than for Cause and other than as the result of a management decision by a CoreWest Executive to terminate such employment or death or disability; (w) Ronald Staake or Timothy Hayes' termination of their employment with the Post-Closing CoreWest Business Unit with "Good Reason" (as defined in their employment contracts), (x) a Change in Control of Buyer following which neither Tom Middleton or George Nicholas are one of the two most senior officers of the Buyer; (y) a material change as a result of action or inaction by Buyer in the following which is materially adverse to the Post-Closing CoreWest Business Unit which is not cured within 30 days following notice thereof by the Shareholder to Buyer: (i) the ability of the Post-Closing CoreWest Business Unit Management to control or offer its product lines and product mix in a manner which is consistent with other products in the sub-prime mortgage industry from time to time, or in its authority to operate or control the Post-Closing CoreWest Business Unit day-to-day business operations pursuant to the approved business plan and budget; (ii) a change in underwriting criterion from that which is consistent with criterion generally in use in the sub-prime mortgage industry from time to time; (iii) a change in the Post-Closing CoreWest Business Unit Management's ability to manage its key employees; (iv) Buyer fails to provide funding pursuant to the Agreed Plan; and (v) a failure of Buyer to use commercially reasonable efforts to assist the Post-Closing CoreWest Business Unit to obtain and maintain all licenses as provided in the Agreed Plan.; or (z) a sale by Buyer to a party which is not directly or indirectly owned or controlled by a majority of Buyer's Shareholders before the transaction of the shares or substantially all the assets of the Post-Closing CoreWest Business Unit (other than in connection with a Change of Control of Buyer in which the Post-Closing CoreWest Business Unit continues as a division or subsidiary of Buyer following such Change in Control and neither Tom Middleton nor George Nicholas are one of the two most senior officers of Buyer, the Purchaser or its parent.

         (i) No Limit on Contingent Payment. There shall be no limit on the amount of the Contingent Payment or the number of Exchange Shares that shall be issued pursuant thereto. The Contingent Payment shall not be less than zero.

                                    ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF COREWEST AND SHAREHOLDERS

     CoreWest and Shareholders, jointly and severally, make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall be unaffected by any investigations heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the Disclosure Schedule delivered to Buyer at the time of execution of this Agreement, and shall survive the Closing of the transactions provided for herein:

     4.1 Organization.

         (a) CoreWest is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to carry on its business as now conducted, to own the properties and assets that it now owns, and to lease the properties and assets that it now leases, and is duly licensed and qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification. The states in which CoreWest is licensed or qualified to do business are listed on Schedule 4.1.

         (b) CoreWest and Shareholders have heretofore delivered to Buyer accurate and complete copies of the articles of incorporation and by-laws of CoreWest, as in effect on the date thereof. Such articles and by-laws are in full force and effect, and have not been subsequently amended, and CoreWest is not in violation of any of the provisions thereof. The corporate minute book and stock records of CoreWest which have been furnished to Buyer for inspection are true, correct and complete and accurately reflect all material corporate action taken by CoreWest and its Shareholders.

     4.2 Capitalization of the Company.

         The authorized capital stock of CoreWest consists entirely of 1,000,000 shares of Common Stock, no par value. No shares of such capital stock are issued or outstanding except for 33,333.33 shares of common stock of the Company which are owned of record and beneficially by Shareholders in the respective numbers set forth in Schedule 4.2. All such shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.2, there are no (a) securities convertible into or exchangeable for any of the Company's capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company or securities which are convertible into or exchangeable for capital stock or other securities of the Company, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights.

     4.3 Shareholders.

         (a) Power. Each Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements.

         (b) Authorization. The execution and delivery of this Agreement and the Ancillary Agreements, and full performance thereunder, have been duly authorized by the respective boards of directors and the shareholders of each Shareholder which is a corporation, and no other or further corporate act on the part of any such Shareholder is necessary therefor.

         (c) Validity. This Agreement has been duly and validly executed and delivered by each Shareholder and is, and when executed and delivered each Ancillary Agreements will be, the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         (d) Title. Each Shareholder has, and at Closing Buyer will receive, good and marketable title to the Shares to be sold by such Shareholder hereunder, free and clear of all Liens including, without limitation, voting trusts or agreements, proxies, marital or community property interests.

     4.4 Subsidiaries of CoreWest

         CoreWest does not own any equity interest, directly or indirectly, in any corporation, partnership or other entity.

     4.5 Authority; No Violation

         (a) CoreWest has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by CoreWest and all Shareholders and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a valid and binding obligation of CoreWest and Shareholders enforceable against CoreWest in accordance with its terms, except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or the appointment of a receiver or conservator pursuant to state or federal law.

         (b) Neither the execution and delivery of this Agreement by CoreWest and Shareholders nor the consummation by CoreWest and Shareholders of the transactions contemplated hereby, nor compliance by CoreWest and Shareholders with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of CoreWest, (ii) violate any statute, code, ordinance, rule, Regulation, judgment, order, writ, decree or injunction applicable to Shareholders or CoreWest or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the respective properties or assets of Shareholders or CoreWest under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or trust, license, lease, agreement or other instrument, or obligation to which Shareholders or CoreWest is a party, or by which Shareholders, CoreWest or any of their respective properties or assets may be bound or affected except for such violations, conflicts, breaches and defaults which either individually or in the aggregate would not have a Material Adverse Effect on CoreWest or Shareholders.

     4.6 Consents and Approvals

         Except as set forth in Section 4.6 of the Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government sponsored agencies or corporations or other third parties are necessary to be obtained or made by Shareholders or CoreWest in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.7 Financial Statements

         CoreWest has previously delivered to Buyer copies of (i) the unaudited balance sheet as of October 31, 1996 (the "Balance Sheet") and (ii) the year-to-date income statement as of October 31, 1996 (the "Income Statement" and collectively, the "Financial Statements"). Except as set forth on Schedule 4.8, the Financial Statements have been prepared from the books and records of CoreWest, and accurately and fairly present the financial position of CoreWest as of the respective dates thereof and the result of operations and have been prepared in accordance with the requirements of GAAP.

     4.8 Undisclosed Liabilities.

         As of the date of this Agreement, CoreWest does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, whether or not required to be shown on a balance sheet prepared in accordance with GAAP (collectively, "Liabilities"), except for (i) liabilities and obligations stated or adequately reserved against on the Balance Sheet dated October 31, 1996, and (ii) obligations to close Non-Conforming Mortgage Loans and Conforming Mortgage Loans for which commitments already have been made, including obligations to borrowers or to parties involved in the origination and funding of such loans; (iii) liabilities arising in the ordinary course of the business of CoreWest consistent with past practices to the extent reserved on the Balance Sheet or, once available, the Closing Balance Sheet used to determine the Initial Net Worth; (iv) liabilities disclosed on Schedule 4.8; and liabilities, in the aggregate, which do not constitute a Material Adverse Effect. Notwithstanding the foregoing, CoreWest's Tangible Net Worth at the Effective Time shall not be less than $.01, including, to the extent required by GAAP, full reserves for all the foregoing liabilities and reserves for all legal fees and all other fees and expenses of CoreWest arising in connection with the Agreement, the preparation of the Closing Balance Sheet and the transactions contemplated to occur at the Closing (but not fees and expenses related to determination of the Contingent Payment). The Initial Net Worth, for purposes of determining the Base Payment, shall be equal to CoreWest's tangible net worth, calculated according to GAAP, including full reserve for all the foregoing liabilities and expenses related to the Acquisition as of and for the year ending December 31, 1996.

     4.9  No Material Adverse Change.

          Since October 31, 1996, CoreWest has not suffered any Material Adverse Effect nor taken any of the actions specified in Section 4.37(a) - (r).

     4.10 Legal Proceedings

          Except as described in Schedule 4.10, neither Shareholders, CoreWest nor any of CoreWest's directors or officers is party to any, and there are no legal, administrative, arbitral or other, proceedings, claims, actions or governmental investigations of any nature pending, nor to the best knowledge of CoreWest or Shareholders, threatened, against or affecting CoreWest or any of its respective assets or business or challenging the validity or propriety of the transactions contemplated by this Agreement. CoreWest is not subject to any order, judgment, injunction, rule or decree.

     4.11 Material Contracts

          Section 4.11 of the Schedule is a complete and accurate list of the following contracts, agreements, and other written or oral arrangements (or group of related written or oral arrangements) (hereinafter collectively referred to as "arrangements"), to which CoreWest is a party on the date hereof:

          (a)  any   arrangement   with  any  employee,   agent  or  independent
contractors involved in the origination of mortgage loans for CoreWest;

          (b) any arrangement (including the lease of real or personal property from or to third parties) providing for lease payments in excess of $5,000 per annum or in excess of $10,000 for the remaining term of the arrangement;

          (c) any arrangement in which CoreWest is participating as a general partner or joint venturer;

          (d) To the best of CoreWest's knowledge, any arrangement which shall survive the Closing (other than recourse servicing) under which CoreWest has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $5,000;

          (e) any arrangement concerning confidentiality or noncompetition;

          (f) any arrangement between any Shareholder and CoreWest or any of the Affiliates;

          (g) any arrangement pursuant to which CoreWest or any Shareholder has promised to pay, or loan any amount to, or sold, transferred or leased any property or assets to or from, any Person in their capacity as an officer, director or other employee of CoreWest;

          (h) any arrangement requiring CoreWest to pay severance or similar payments as a result of the transactions contemplated hereby;

          (i) any other arrangement which will survive the Closing not entered into in the ordinary course of business; or

          (j) any power of attorney or similar arrangement.

          CoreWest has delivered to Buyer a correct and complete copy of each written arrangement listed in Section 4.11 of the Schedule. With respect to each arrangement so listed: (A) the arrangement is in full force and effect; (B) neither Shareholders nor CoreWest is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by Shareholders or CoreWest, or permit termination, modification, or acceleration against Shareholders or CoreWest under the arrangement applicable to it; (C) neither Shareholders nor CoreWest has repudiated or waived any material provision of any such arrangement; (D) to the best of the knowledge of CoreWest, no other party to any such arrangement is in default in any respect thereunder; and (E) no consent is required under any arrangement for CoreWest to enter into and perform this Agreement and the transactions contemplated herein. With respect to any lease disclosed pursuant to this Section 4.11, all rents and other amounts currently due thereunder have been paid; no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor; and CoreWest has not received any notice that it has breached any term, condition or covenant.

     4.12 Taxes

          (a) Except as set forth on Schedule 4.12, CoreWest has (i) duly filed (or there has been duly filed on its behalf) with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to CoreWest, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full on a timely basis (or there has been paid on its behalf) all Taxes shown to be due on such Tax Returns. The provision for Taxes on each of the Financial Statements and the Closing Balance Sheet is or will be adequate for the payment of all accrued but unpaid Taxes, whether or not disputed, through the date thereof. At or before Closing, Shareholders shall cause CoreWest to prepay all taxes arising, or relating to any period, before the Effective Time.

         (b) Neither CoreWest nor any Affiliate thereof has received any notice of a deficiency or assessment with respect to taxes of CoreWest from any federal, state, local or foreign taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examinations of any Tax Return which includes CoreWest and no notice of audit or examination of any such Tax Return has been received; CoreWest has not given and there has not been given on its behalf a waiver or extension of any statute of limitations relating to the payment of Taxes; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of CoreWest by any federal, state, local or foreign taxing authority which, if resolved against CoreWest, would have a Material Adverse Effect on CoreWest.

          (c) CoreWest has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. CoreWest has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code. CoreWest has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6661 (or its successor, Section 6662) of the Code.

          (d) For purposes of this Agreement "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to Taxes.

          (e) For purposes of this Agreement, "Tax Return" shall mean any return, report or information return required to be filed with any taxing authority with respect to Taxes.

          (f) After the Closing, Shareholders shall bear responsibility for and pay the reasonable costs and expenses relating to the preparation of any Tax Return relating to any period before the Effective Time and shall pay, or reimburse CoreWest for the payment of, any Taxes relating to any period before the Effective Time.

     4.13 ERISA

          (a) Section 4.13(a) of the Schedule contains a true and complete list of each employee benefit, compensation or welfare benefit plan, program or agreement maintained or contributed to or required to be contributed to by CoreWest (the "Plans"). CoreWest has no formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of CoreWest.

          (b) With respect to each of the Plans, CoreWest has heretofore delivered to Buyer true and complete copies of each of the following documents:
(i) each Plan and related trust,  if any,  (including  all amendments  thereto);
(ii) annual report and actuarial report, if required to be filed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the last two (2) years and the latest financial statement, if any, for each such Plan; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA; and (iv) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401 of the Code.

          (c) All required contributions have been, or will be, made with respect to each Plan on or prior to the Effective Time or will be properly recorded on the Closing Balance Sheet.

          (d) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

          (e) Except as set forth in Section 4.13(e) of the Schedule, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of CoreWest or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

          (f) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

          (g) Except as set forth in other Schedules to this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) (A) entitle any current or former employee of CoreWest to severance pay, employment compensation or any other payment, benefit or award or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

     4.14 Ownership of Property

          CoreWest has good and valid title to all CoreWest's assets, business and properties, whether real or personal, tangible or intangible, including without limitation, all assets and properties reflected in its balance sheet as of October 31, 1996, or acquired subsequent thereto, subject to no Encumbrances, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, including the Warehouse Lines of Credit, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) liens and encumbrances on, and rights of redemptions with respect to, foreclosed real estate, (iv) such Encumbrances that do not in the aggregate materially detract from the value or interfere with the use or operations of the assets and properties subject thereto and (v) the Encumbrances set forth on Schedule 4.14. CoreWest as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by CoreWest, as presently occupied, used, possessed and controlled by CoreWest. The properties and assets owned or leased by CoreWest are adequate for the conduct of the current business of CoreWest. Giving effect to the transactions contemplated by this Agreement, Buyer shall have all assets, personnel and property  which  Shareholders  believe to be  necessary  to  conduct  CoreWest's business consistent with historical practice, subject to Buyer securing appropriate licenses and regulatory approvals to the extent necessary. CoreWest's assets include, without limitation, the tradename "CoreWest Banc" and the associated goodwill, all customer and mailing lists, all rights to multiple locations where the Business is conducted, computer programs, forms, files, business records, documents, know-how, transactions in progress, contract rights, furniture, fixtures, equipment, net worth and other tangible and intangible assets, leasehold interests and other assets relating to the Business.

     4.15 Environmental Protection

          CoreWest has not received from any source with respect to any property ("Operating Property") that it owns (including as a trustee), leases, or actively participates in the management of, any Environmental Claim to the effect that CoreWest, or any Operating Property or Loan Property, or any predecessor is not in compliance with all environmental or health laws, rules, Regulations, standards and requirements relating to pollution (including the discharge of materials into the environment or indoors) or protection of the environment, including common law ("Environmental Laws"), nor any requests for information which could result in or help provide a basis for any Environmental Claim, nor are there any facts which could reasonably be expected to form the basis of an Environmental Claim against CoreWest. All environmental audits, analyses, or surveys of any Operating Property or Loan Property which have been submitted to or by CoreWest are identified in Section 4.15 of the Schedule, and copies of such audits, analyses, surveys or other documents have been made available to Buyer. CoreWest has not owned, managed, supervised or participated in the management of any commercial real property.

     4.16 Brokers and Finders

          Neither Shareholders nor CoreWest, nor any of CoreWest's officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable by CoreWest or Shareholders in connection with the Acquisition. The total legal, accounting and other professional fees and expenses of CoreWest related to this transaction shall be fully reserved against on the Closing Balance Sheet for the purpose of requiring a positive net worth.

     4.17 Insurance

          Section 4.17 of the Schedule sets forth all the insurance policies, binders and bonds maintained by CoreWest. Except as disclosed therein, such policies are in full force and effect.

     4.18 Mortgage Banking Licenses and Qualifications

          CoreWest (i) is qualified as and is (A) an FHA approved investing lender under 24 C.F.R. 'SS' 202.7; (ii) in all material respects meets all applicable requirements of laws and regulations so as to be eligible to purchase and hold FHA Loans and conventional mortgage loans; and (iii) has all other material certifications, authorizations, licenses, permits and other approvals ("Licenses") necessary to conduct its current mortgage banking business, and is in good standing under all applicable federal, state and local laws and regulations thereunder, as a mortgage lender and servicer. A complete list of such Licenses is set forth in Section 4.18 of the Schedule. Except as set forth in Section 4.18 of the Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any License currently possessed by CoreWest, and all such Licenses will remain in full force and effect after the Closing Date. Shareholders shall cause all regulatory filings and other actions required by any contract to which CoreWest is a party or under any law in connection with the Acquisition and change in ownership of the Business of CoreWest. Section
4.18 of the Schedule sets forth all regulatory actions and consents necessary or appropriate in connection with the Acquisition and change in ownership of the Business.

     4.19 Loan Portfolio

          Shareholders have delivered to Buyer information regarding CoreWest's mortgage loan portfolio as of December 31, 1996, which is true and correct in all material respects. Each Mortgage Loan (a) is evidenced by a note or other evidence of indebtedness with such terms as are customary in the business, (b) is duly secured by a mortgage or deed of trust with such terms as are customary in the business and which grants the holder thereof a first lien on the subject property (including any improvements thereon) each such mortgage or deed of trust constituting a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) and is in full force and effect, and (c) (i) was at the time of its closing accompanied by an insurance policy covering improvements on the premises subject to such mortgage or deed of trust, with a loss payee clause in favor of CoreWest or its assignee, such insurance policy covering such risks as are customarily insured against in accordance with industry practice and in accordance with Investor requirements, and (ii) is currently covered by such an insurance policy, or an insurance policy "force-placed" by CoreWest, or CoreWest's Blanket Mortgage single Interest Impairment Policy covering the interests of the mortgagee. No Warehouse Loan is ineligible for purchase under an investor program available to CoreWest.

     4.20 Enforceability

          All Mortgage Loans are valid and legally binding obligations of the borrowers thereunder enforceable in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (ii) state laws requiring creditors to proceed against the collateral before pursuing the borrower, and (iii) state laws on deficiencies. Neither the operation of any of the terms of any Mortgage Loan nor the exercise of any right thereunder, has rendered or will render the related mortgage or note unenforceable, in whole or in part, subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     4.21 Title to Certain Mortgage Loans

          Mortgage Loans held in CoreWest's account (whether or not for future sale or delivery to an Investor) are owned by CoreWest free and clear of any Encumbrance other than its lender banks pursuant to warehouse lines. Such Mortgage Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of CoreWest as mortgagee. CoreWest has not, with respect to any such Mortgage Loan, released any security therefor, except upon receipt of reasonable consideration for such release or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan.

     4.22 No Recourse

          Except as set forth in Section 4.22 of the Schedule, CoreWest is not a party to (A) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or insurer, to repurchase from any such Person any Mortgage Loan and mortgaged property serviced for others or any mortgage loan sold by CoreWest with servicing released ("Servicing Released Loans"), or (B) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan or mortgage property or Servicing Released Loans, except insofar as such recourse is based upon breach by CoreWest of a customary representation or warranty set forth in any Mortgage Servicing Agreement or Investor Commitment.

     4.23 Mortgage Servicing Agreements

          Set forth in Section 4.23 of the Schedule is an accurate and complete list dated November 30, 1996, setting forth each Mortgage Servicing Agreement in effect as of such date. Shareholders have previously made and delivered to Buyer true and complete copies of all Mortgage Servicing Agreements. The Mortgage Servicing Agreements and the Regulations set forth all the terms and conditions of CoreWest's rights against and obligations to the Agencies and Investors and they have not been modified, orally or in writing, since the date of delivery. All Mortgage Servicing Agreements are valid and binding obligations of the parties thereto, in full force and effect and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). To CoreWest's knowledge, there is no default or claim of default by any party to such Mortgage Servicing Agreements, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Mortgage Servicing Agreement or would result in any such Mortgage Servicing Agreement being terminable by any party thereto. There is no pending or, to the best knowledge of Seller, threatened cancellation of any Mortgage Servicing Agreement, and no sanctions or penalties have been imposed upon CoreWest under any Mortgage Servicing Agreement or under applicable rules, regulations, guidelines, policies and handbooks of any other party to such Mortgage Servicing Agreements. CoreWest shall retain all Mortgage Servicing Agreements at Closing Date.

     4.24 Compliance

          CoreWest has been and is (and specifically the documentation, origination, purchase, assumption, modification, sale, servicing of Mortgage Loans (including the maintenance of and transactions with respect to custodial Account) and maintenance of books and records by it has been and is) in compliance with all Regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets or its conduct of business in all material respects. CoreWest has not done or failed to do, and has not caused to be done or omitted to be done, any act or omission, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD,
(ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement or (x) any guaranty issued by GNMA to CoreWest respecting mortgage backed securities issued by CoreWest and other like guaranties. During the twelve month period preceding the date hereof, no Agency, Investor or private mortgage insurer has (i) claimed that CoreWest has violated or not complied with the applicable underwriting standards with respect to mortgage loans sold by CoreWest to such Investor or (ii) imposed restrictions on the activities (including commitment authority) on CoreWest.

     4.25 Investment Commitments

          Set forth in Section 4.25 of the Schedule is a complete and correct list of each Investor Commitment of to which CoreWest is a party on the date hereof. Shareholders have made available to Buyer complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment constitutes valid and binding obligations of CoreWest and, to the best knowledge of CoreWest, of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). CoreWest shall retain all Investor Commitments as of the Closing Date.

     4.26 Custodial Accounts

          CoreWest maintains no escrow accounts for any serviced loans.

     4.27 Accounts Receivable

          All accounts receivable, are carried on the books at values determined in accordance with GAAP (including related reserves), and to CoreWest's knowledge are not subject to defenses, setoffs or claims of the mortgagor (other than those already accounted for) arising from acts or omissions of CoreWest.

     4.28 Data Processing

          CoreWest has good and valid title or valid license to the data processing software (including documentation, user manuals, upgrades and current releases, etc.), currently used by it, and the data processing system (software and hardware), used to support CoreWest's mortgage servicing business is believed to be operating in the intended manner.

     4.29 Inquiries

          Section 4.29 of the Schedule contains a true and correct list of all of the audits, investigations, complaints and inquiries of CoreWest by an Agency, HUD, an Investor, or a private mortgage insurer since inception, the result of which audits and investigations claimed a material failure to comply with applicable Regulations, resulted in a repurchase of Mortgage Loans by CoreWest, resulted in indemnification by CoreWest in connection with the Mortgage Loans, resulted in rescission of an insurance or guaranty contract or agreement, or resulted in payment of a penalty to a Agency, HUD, an Investor or a private mortgage insurer, and like adverse findings. Except for customary ongoing quality control reviews, no such audit or investigation (each an "Inquiry") is pending or threatened. CoreWest and the Shareholders have made available to Buyer copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.

     4.30 CoreWest's Representations with Respect to Mortgage Loans

          To CoreWest's knowledge, no breach or violation of any representation, warranty or covenant exists which individually, or collectively, would have a Material Adverse Effect on CoreWest with respect to any Mortgage Loans, the ownership of which has been transferred by CoreWest to any Person.

     4.31 Advances

          Except as set forth in Section 4.31 of the Schedule, there are no pooling, participation, servicing or other agreements to which CoreWest is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans other than as provided in GNMA pooling and servicing agreements.

     4.32 Pools

          Except as set forth in Section 4.32 of the Schedule, all Pools serviced by CoreWest have been certified and, if required, re-certified. With respect to any Pools serviced by CoreWest which have not been fully certified, CoreWest has notified the custodian with respect thereto of all deficiencies, and such custodian has so notified the applicable Investor or Investor Program.

     4.33 Commercial Mortgages

          CoreWest has never taken title to any commercial mortgage loan. CoreWest has never foreclosed on any commercial property securing any commercial mortgage loan in its own name, is not required under any Mortgage Servicing Agreement to foreclose on any commercial property securing any commercial mortgage loans in default in its own name and has never taken title to any commercial property securing any commercial mortgage loan. Any breach of any representation or warranty set forth in this Section 4.33 shall be deemed to render such representation or warranty to be untrue and incorrect in a material respect.

     4.34 No Tax-Sharing Agreements

          CoreWest is not a party to any tax sharing agreement or similar arrangement.

     4.35 No Intercompany Accounts

          CoreWest has no intercompany accounts.

     4.36 CoreWest Employees

          To the best of CoreWest's and Shareholders' knowledge, each employee of CoreWest will continue his or her employment with the Post-Closing CoreWest Business Unit after the Closing Date. CoreWest has no agreements, policies, practices or understandings (written or oral) concerning CoreWest employee bonus programs, employee incentive plans or employee benefit plans except as set forth in Section 4.13(a) of the Schedule. A complete list of CoreWest's employees is set forth in Section 4.36 of the Schedule.

     4.37 Conduct Prior to Closing

          Within the four (4) months prior to the date hereof, except as set forth in Section 4.37 of the Schedule, CoreWest has conducted its business only in the ordinary course, and except as contemplated by or resulting from their Agreement and the transactions contemplated hereby, CoreWest has not:

          (a) issued, sold or delivered any shares of its capital stock or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock;

          (b) effected any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (c) amended its articles of incorporation or by-laws;

          (d) merged or consolidated with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquired substantially all of the assets of, any other entity;

          (e) sold, transferred, leased or encumbered a material amount of assets (other than Excluded Assets) except in the ordinary course of business;

          (f) materially altered or varied its methods or policies of (i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, its Mortgage Loans, (ii) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (iii) obtaining financing and credit;

          (g) granted to any director, officer, employee or consultant any material increase in compensation or benefits (other than as may be required under the terms of written agreements in effect on the date hereof and other than normal increases made in the ordinary course of business to officers or employees in accordance with customary past practices and policies);

          (h) granted any severance or termination pay (other than as may be required under the terms of written agreements in effect on the date hereof) to, or entered into or amended any employment or severance agreement with, any person, other than termination pay paid in the ordinary course of business to officers or employees in accordance with customary past practices and policies;

          (i) adopted any new or amended any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments) or any trust agreement relating thereto;

          (j) incurred any debt other than in the ordinary course of business in amounts consistent with past practice;

          (k) made any change in accounting principles or methods from those currently employed, except as required by GAAP or by applicable regulatory requirements;

          (l) granted any mortgage or security interest in, or made any pledge of, or permitted any lien or encumbrance to be placed on, any of its assets or properties other than in the ordinary course of business consistent with past practice;

          (m) canceled, waived, released or compromised any material debt or claim, other than upon payment in full;

          (n) failed to maintain in full force and effect all existing insurance policies and fidelity bonds;

          (o) taken any action, or failed to take any action, that would result in a breach or violation of the representations and warranties of Sellers contained in this Agreement or caused any condition to the transactions contemplated hereby not to be satisfied;

          (p)  accelerated,   terminated,  modified  or  canceled  any  material
contract, lease, or license to which CoreWest is a party;

          (q) entered into any employment or collective bargaining agreement, or modified any existing employment or collective bargaining agreement; and

          (r) agreed to do any of the foregoing included in (a) through (q).

     4.38 Officers and Directors.

          Schedule 4.38 sets forth all the officers and directors of CoreWest.

     4.39 Shareholder's Investment Intention/Restricted Securities.

          (a) Each Shareholder is acquiring the Exchange Shares for investment solely for the Shareholder's account and not with a view to, or for resale in connection with, the distribution or other disposition thereof and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Shareholder agrees and acknowledges that the Shareholder will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Exchange Shares or solicit any offers to purchase or otherwise acquire or take a pledge of any Shares, except in accordance with the terms of this Agreement unless (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder and has been registered under any applicable state securities or "blue sky" laws or (ii) no such registration is required because of the availability of an exemption from registration under the Securities Act and the rules and regulations in effect thereunder and under any applicable state securities or "blue sky" laws.

          (b) Each Shareholder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Exchange Shares and the Shareholder can bear the economic risk of its investment.

          (c) Each Shareholder understands that the Exchange Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Shareholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          (d) Without in any way limiting the representations set forth above, each Shareholder further agrees not to make any disposition of all or any portion of the Exchange Shares unless:

              (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

              (ii) the Shareholder shall have notified Buyer of the proposed disposition and shall have furnished the Buyer with an opinion of counsel, reasonably satisfactory to the Buyer, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Buyer will not require opinions of counsel for transactions which are shown to the Buyer's reasonable satisfaction as being made pursuant to and in compliance with Rule 144.

          (e) It is understood that the certificates evidencing the Exchange Shares may bear one or all of the following legends:

              (i) "These securities have not been registered under the Securities Act of 1933 (the 'Act') and have been issued pursuant to exceptions under the Act and under applicable state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required under the Act or under such Act." The foregoing legend shall be removed from any such certificate at the request of the holder thereof at such time as the shares represented thereby are registered under the Act or become eligible for resale pursuant to Rule 144.

              (ii) Any legend required by applicable state securities laws.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to CoreWest and Shareholders, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by CoreWest or any notice to CoreWest, and shall survive the closing of the transactions provided for herein.

     5.1 Organization

         Buyer is a corporation duly organized and in good standing under the laws of the State of Florida. Buyer has the corporate power and authority to own or lease all of its properties and to carry on its business as it is now being conducted.

     5.2 Authority; No Violation

         (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof and no other corporate proceedings on the part of Buyer are necessary to consummate the transactions so contemplated. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the Ancillary Agreements constitute valid and binding agreements of CoreWest, constitutes valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.)

          (b) Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Buyer, (ii) subject to making or obtaining the consents, permits, authorizations, approvals, filings and registrations set forth in Section 5.2 of the Buyer Schedule, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, or (iii) subject to obtaining or making the consents, permits, authorizations, approvals, filings and registrations set forth in
Section 5.2 of the Buyer Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which its properties or assets may be bound or affected except for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not have a Material Adverse Effect on Buyer. Notwithstanding the foregoing, the representations and warranties in this subsection (b) shall not relate to or cover any consents, approvals, filings or registrations, if any, arising from the regulated nature of CoreWest or made applicable to Buyer by virtue of CoreWest or Buyer's acquisition of the Purchased Assets and business of CoreWest or such regulations governing CoreWest and the mortgage banking industry as a result of Buyer's purchase of the Purchased Assets.

     5.3 Brokers and Finders

         Neither Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable in connection with the Acquisition.

     5.4 Exchange Shares

         The Exchange Shares, when issued in accordance with this Agreement, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws.

     5.5 Litigation

         The Buyer is not subject to any actions, suits, investigations, claims or proceedings pending, or to the Buyer's knowledge, threatened before any court or before any governmental or regulatory authority or arbitrator which could have a Material Adverse Effect upon the Buyer or its business operations or properties.

     5.6 Securities Filings

         The Company's filings required by the Exchange Act do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and the statements included therein fairly present the financial condition and results of operating the Company as of the dates and for the periods therein indicated, subject, and in the case of unaudited financial statements, to normal year-end audit adjustments.

                                    ARTICLE 6

                                    COVENANTS

     6.1 Filings and Consents

         (a) Promptly following the execution and delivery hereof, Shareholders shall, or shall cause CoreWest to, obtain or file all consents (including Agency and Investor consents), approvals, permits, authorizations, notices, and registrations (collectively, "filings and consent solicitations") necessary to consummate the Acquisition and for CoreWest to continue its Business consistent with past practices following Closing. Buyer shall cooperate with Shareholders and CoreWest in obtaining or making the necessary filings and consent solicitations. Sellers will use their best efforts to cause the filings and consent solicitations to be made as soon a practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein.

         (b) Sellers and Buyer shall promptly furnish each other with copies of written communications received by Shareholders, CoreWest or Buyer, as the case may be, or delivered by any of them, of any governmental body, Agency, Investor or private mortgage insurer in respect of the transactions contemplated hereby.

         (c) Buyer shall, or shall cause CoreWest to, prepare and distribute any and all IRS Form 1099s for the period prior to Closing.

     6.2 Press Releases

         CoreWest and Buyer shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Agreement or the transactions contemplated hereby; provided, however, prior to the consummation of the Acquisition, no party hereto shall make any public announcement or disclosure with respect to the transactions contemplated hereby without the prior approval of the other parties, except where disclosure is required by law. The parties agree to cooperate, in good faith, to promptly issue a press release relating to the Acquisition upon execution of this Agreement.

     6.3 Employment Agreements

         Buyer shall cause CoreWest or another Affiliate of Buyer to enter into employment agreements with Ronald Staake, Timothy C. Hayes, Jon Maddox, Normand Steeg and Steve Curry to serve as executives of the Post-Closing CoreWest Business Unit, or of Buyer or an affiliate of Buyer, in the form attached hereto as Exhibit 6.3 (the "Employment Contracts").

     6.4 Marketing of Competing Products

          Shareholders and CoreWest acknowledge that Buyer markets products that directly compete with CoreWest's products, and after Closing Buyer's other business units will market products which directly compete with the Post-Closing CoreWest Business Unit. (Nothing contained in Section 6.4 shall release Buyer from the obligations contained in Section 3.3(c) with respect to the operation of the Post-Closing CoreWest Business Unit.)

     6.5 Consent to CoreWest Preclosing Dividend

         Buyer acknowledges that effective on or before December 31, 1996 and before the Closing, CoreWest intends to declare certain employee bonuses, repay certain loans and obligations to Shareholders and distribute all its capital and earnings to Shareholders. Buyer consents to these payments, provided that this shall not relieve CoreWest and Shareholders with the obligation to comply with all terms and conditions of this Agreement, including, without limitation, the representation that CoreWest shall have a tangible net worth of more than one dollar and that all such payments shall be reflected on the Closing Balance Sheet prior to calculation of the Initial Net Worth.

     6.6 HSR Act Filing

         To the extent any filing, notice or consent is required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, each of Buyer, Shareholders and CoreWest shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it and shall reasonably cooperate to satisfy such requirements.

                                    ARTICLE 7

                 FURTHER COVENANTS OF COREWEST AND SHAREHOLDERS

         CoreWest and Shareholders covenant and agree as follows:

     7.1 Access to  Information  and  Records.  During  the period  prior to the
Closing:

         (a) CoreWest shall, and shall cause its officers, employees, agents, independent accountants and advisors to, furnish to Buyer, its officers, employees, agents, independent accountants and advisors, at reasonable times and places, all information in their possession concerning CoreWest as may be requested, and give such persons access to all of the properties, books, records, contracts and other documents of or pertaining to CoreWest that

CoreWest or its officers, employees, agents, independent accountants or advisors shall have in their custody.

         (b) With the prior consent of CoreWest in each instance (which consent shall not be unreasonably withheld), Buyer and its officers, employees, agents, independent accountants and advisors, shall have access to vendors, customers, and others having business dealings with CoreWest for the purpose of performing Buyer's due diligence investigation, provides,m however, that duly authorized representatives of CoreWest shall have the opportunity to be present during any such investigation.

     7.2 Bank Accounts.

         Not less than three (3) days prior to the Closing, CoreWest shall provide to Buyer a list of each bank in which CoreWest has an account or safe deposit box, the name and number of each such account or box and the names of all persons authorized to draw thereon or who have access thereto, with the amounts they are authorized to draw.

     7.3 Conduct of Business Pending the Closing.

         From the date hereof until the Closing, except as otherwise approved in writing in advance by the Buyer (which approval shall not be unreasonably withheld):

         (a) No Changes. CoreWest will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

         (b) Maintain Organization. CoreWest will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of CoreWest and will use its best efforts to preserve the business organization of CoreWest intact, to keep available to Buyer the present officers and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with CoreWest.

          (c) No Breach. CoreWest and Shareholders will not do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by CoreWest and/or the Shareholders herein, or which would have required disclosure on Exhibit 4.37 had it occurred after October 31, 1996 and prior to the date of this Agreement.

         (d) No Material Contracts. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of CoreWest, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the CoreWest (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement.

         (e) No Corporate Changes. CoreWest shall not amend its Articles of Incorporation or By-laws or make any changes in authorized or issued capital stock.

         (f) Maintenance of Insurance. CoreWest shall maintain all of the insurance in effect as of the date hereof and shall procure such additional insurance as shall be reasonably requested by Buyer at Buyer's expense.

         (g) Maintenance of Property. CoreWest shall use, operate, maintain and repair all property of CoreWest in a normal business manner.

         (h) Interim Financials. CoreWest will provide Buyer with interim monthly financial statements and other management reports as and when they are available.

         (i) No Negotiations. Neither CoreWest nor any Shareholder will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of CoreWest, CoreWest's assets or business or any part thereof or any equity securities of CoreWest (an "acquisition proposal"), and CoreWest and Shareholders shall immediately advise Buyer of the receipt of any acquisition proposal.

     7.4 Cooperation with Buyer's Accountants.

         The Shareholders shall cooperate and assist Buyer's Accountants in the preparation of financial statements of the consolidated Financial Statements of Buyer and/or CoreWest and related matters, provided that Buyer shall pay all reasonable out-of-pocket expenses. Upon request, Shareholders shall execute representation letters to Buyer's Accountants in form and scope reasonable for preparation of audited financial statements. If the financial statements of CoreWest (as a subsidiary or Division of Buyer) are required to be audited on an annual basis to support CoreWest's operations, such services shall be obtained by the post-closing CoreWest Business Unit.

     7.5 General Releases.

         At the Closing, each Shareholder shall deliver, and shall cause each person with whom an employment agreement is being entered into pursuant to
Section 6.3 hereof to deliver, general releases to Buyer, in form and substance satisfactory to Buyer and its counsel, releasing CoreWest and the directors, officers, agents and employees of CoreWest from all claims to the Closing Date, except (i) as may be described in written contracts disclosed in the Disclosure Schedule and expressly described and excepted from such releases, and (ii) in the case of persons who are employees of CoreWest, compensation for current periods expressly described and excepted from such releases. Such releases shall also contain waivers of any right of contribution or other recourse against CoreWest with respect to representations, warranties made herein by CoreWest.

     7.6 Consents.

         CoreWest and Shareholders will use their reasonable, good faith, commercial efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

     7.7 Other Action.

         CoreWest and Shareholders shall use their reasonable, good faith, commercial efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement and to result in the Acquisition's being treated as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     7.8 Disclosure.

         CoreWest and Shareholders shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule.

                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

     8.1 Representations and Warranties True on the Closing Date.

         Each of the representations and warranties made by CoreWest and Shareholders in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by CoreWest or Shareholders pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

     8.2 Compliance With Agreement.

          CoreWest and Shareholders shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in
Section 10.1.

     8.3 Absence of Litigation.

         No Litigation shall have been commenced or threatened, and no investigation by any government entity shall have been commenced, against Buyer, CoreWest, Shareholders or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

     8.4 Consents and Approvals.

         All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer not less than two business days prior to the Closing. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of a Contract which is not (and is not required to be) disclosed in the Disclosure Schedule shall not be a condition to Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of CoreWest's sales or expenditures. After the Closing, CoreWest and Shareholders will continue to use reasonable commercial effects to obtain any such consents or approvals, and neither CoreWest nor any Shareholder shall hereby be relieved of any liability hereunder for failure to perform any of their respective covenants or for the inaccuracy of any representation or warranty.

     8.5 Hart-Scott-Rodino Waiting Period.

         All applicable waiting periods related to the HSR Act shall have expired.

     8.6 No Material Adverse Change in CoreWest.

         No material adverse change in the financial condition or prospects of CoreWest has occurred other than changes affecting the mortgage banking industry generally.

                                    ARTICLE 9

                     CONDITIONS PRECEDENT TO COREWEST'S AND
                            SHAREHOLDER'S OBLIGATIONS

         Each and every obligation of CoreWest and Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

     9.1 Representations and Warranties True on the Closing Date.

         Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

     9.2 Compliance With Agreement.

         Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Section 10.2.

     9.3 Absence of Litigation.

         No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, CoreWest, Shareholders or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby; provided that the obligations of CoreWest and Shareholders shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation Shareholders will be unable to retain substantially all the consideration to which it is entitled under this Agreement.

     9.4 Hart-Scott-Rodino Waiting Period.

         All applicable waiting periods related to the HSR Act shall have expired.

     9.5 Tax Opinion of Buyer's Counsel.

         Buyer's legal counsel shall deliver a reasoned legal opinion regarding the tax consequences of the transaction, in form and substance satisfactory to CoreWest and its counsel.

                                   ARTICLE 10

                                     CLOSING

         The closing of this transaction ("the Closing") shall take place at the offices of Foley Lardner Weissburg & Aronson, 2049 Century Park East, Suite 3200, Los Angeles, CA 90067, at 9:00 a.m. on January 7, 1997, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date". Regardless of the Closing Date, the transaction shall be deemed to have occurred for all purposes as of the 12:01 a.m., January 1, 1997 (the "Effective Time") and the parties shall cooperate to treat the transaction as having occurred as of the Effective Time.

     10.1 Documents to be Delivered by CoreWest and Shareholders.

          At the Closing, CoreWest and Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

          (a) Stock Certificates. Stock Certificates representing the Shares, duly endorsed for transfer or with duly executed stock powers attached.

          (b) Compliance Certificate. A certificate signed by the chief executive officer of CoreWest that each of the representations and warranties made by CoreWest and Shareholders in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that CoreWest and Shareholders have performed and complied with all of CoreWest's and Shareholders' obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

          (c) Opinion of Counsel. A written opinion of Troop, Meisinger, Steuber & Pasich, LLP, counsel to CoreWest and Shareholders, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit 10.1(c) hereto.

          (d) Employment  Agreements.  The Employment  Agreements referred to in
Section 6.3, duly executed by the persons referred to in such Section.

          (e) Certified Resolutions. A certified copy of the resolutions of the Board of Directors and the Shareholders of CoreWest authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

          (f) Articles; By-laws. A copy of the By-laws of CoreWest certified by the secretary of CoreWest, and a copy of the Articles of Incorporation of CoreWest certified by the Secretary of State of California.

          (g) Registration Rights Agreement. The Registration Rights Agreement in the form attached as Exhibit 10.1(g).

          (h) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to Buyer pursuant to the terms hereof.

          (i) Resignations. The resignations of the officers of CoreWest, except the CoreWest Executives and the directors of CoreWest, except Messrs. Staake and Hayes, effective as of the Closing Date and in form satisfactory to Buyer's counsel.

          (j) Joint Designation of Peers. Joint designation of Peers pursuant to
Section 3.3(d).

          (k) Agreed Plan. The Agreed Plan, as in effect at Closing, pursuant to
Section 3.3(h).

          (l) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

     10.2 Documents to be Delivered by Buyer.

          At the Closing, Buyer shall deliver to CoreWest and Shareholders the following documents, in each case duly executed or otherwise in proper form:

          (a) Exchange Shares. To Shareholders, the Exchange Shares representing the Base Purchase Price.

          (b) Compliance Certificate. A certificate signed by the chief executive officer of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by CoreWest), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

          (c) Opinion of Counsel. (i) A written opinion of Mitchell W. Legler, general counsel to Buyer, dated as of the Closing Date, addressed to CoreWest, in substantially the form of Exhibit 10.2(c)-1, (ii) a written opinion of Foley & Lardner, special counsel to Buyer dated as of the Closing Date, addressed to CoreWest in substantially the form of Exhibit 10.2(c)-2 hereto and (iii) a written opinion of Foley & Lardner, special counsel to the Buyer, dated as of the Closing Date, addressed to CoreWest addressing tax consequences of the transaction in form and content reasonably acceptable to CoreWest and its counsel.

          (d) Employment  Agreements.  The Employment  Agreements referred to in
Section 6.3 duly executed by the persons referred to in such Section.

          (e) Registration Rights Agreement. The Registration Rights Agreement.

          (f) Joint Designation of Peers. Joint Designation of Peers pursuant to
Section 3.3(d).

          (g) The Agreed Plan. The Agreed Plan, as in effect at Closing, pursuant to Section 3.3(h).

          (h) Other Documents. All other documents, instruments or writings required to be delivered to CoreWest at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as CoreWest may reasonably request.

                                   ARTICLE 11

                                   TERMINATION

     11.1 Right of Termination Without Breach. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

          (a) by mutual written agreement of Buyer and CoreWest, or

          (b) by either Buyer or CoreWest if the Closing shall not have occurred on or before January 31, 1997, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date, or

          (c) a major, unforeseen, intervening development, such as filing of a major class action suit against CoreWest or Buyer which reasonably jeopardizes the practical ability to consummate the Acquisition.

     11.2 Termination for Breach.

          (a) Termination by Buyer. If (i) there has been a material violation or breach by CoreWest of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or (iii) CoreWest shall have attempted to terminate this Agreement under this Article or otherwise without grounds to do so, then Buyer may, by written notice to CoreWest at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 11.2(c) hereof.

          (b) Termination by CoreWest. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by CoreWest, or (ii) there has been a failure of satisfaction of a condition to the obligations of CoreWest which has not been so waived, or
     (iii) Buyer shall have  attempted to terminate  this  Agreement  under this
     Article 11 or otherwise without grounds to do so, then CoreWest may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 11.2(c) hereof.

          (c) Effect of Termination. Termination of this Agreement pursuant to this Section 11.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under Section 11.2 of this Agreement shall survive termination.

                                   ARTICLE 12

                                 INDEMNIFICATION

     12.1 Indemnification.

          This Article 12 sets forth the sole and exclusive remedies for the parties thereto, and any Indemnified Party and their respective successors and assigns for any claim, suit, action or proceeding any of them may assert or attempt to assert as a result of any alleged breach or default under this Agreement by CoreWest or any Shareholder (as the case may be) to the extent the claim, action, suit or proceeding in any way relates to (a) this Agreement or its negotiation, execution, delivery or performance, transactions contemplated hereby, regardless of whether such claim or action is based in tort (for example, intentional or negligent misrepresentation) or contract, or arises at law or in equity, and (b) any action or omission of (x) any director, officer or employee of CoreWest or (y) any Shareholder as director, officer or employee of CoreWest. The parties each agree that it shall not institute any claim, action, suit or proceeding against another party (as the case may be), or otherwise assert any claim, with respect to this Agreement, or its negotiation, execution, delivery or performance, or any alleged breach or default under this Agreement, or any of the transactions contemplated hereby, except in accordance with this Article 12. Notwithstanding the foregoing, this limitation on rights and remedies shall not apply to any claim or cause of action arising out of a breach of any Ancillary Document after the Closing.

          (a) From and after the Closing Date, Shareholders shall indemnify and hold harmless CoreWest, Buyer and each of its Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any covenant (including, without limitation, the covenant that CoreWest has a tangible net worth under GAAP of not less than $1.00 at the Effective Time), representation or warranty made by Shareholders or CoreWest pursuant to this Agreement, and (ii) any claim or liability (other than payment of benefits in the ordinary course), tax, penalty asserted, legal action or administrative proceeding resulting from or arising in connection with any Plan or Single Employer Plan that was accrued or incurred prior to the Closing Date. Without limiting Buyer's other remedies, if Shareholders breach the covenant/warranty that CoreWest's tangible net worth at the Effective Time is not less than the Initial Net Worth, and in no event less than $1.00, calculated according to GAAP (with all appropriate reserves) then the Shareholders shall contribute cash to CoreWest equal to the difference between the actual tangible net worth and the tangible net worth as warranted.

          (b) From and after the Closing Date, Buyer shall indemnify and hold harmless the Shareholders from and against, and agrees to pay (i) any and all expenses, costs or Losses relating to the operation of Subsidiary or Buyer prior to Closing, and (ii) any and all expenses, costs or Losses relating to operations of CoreWest to the extent (and only up to the amount) fully accrued or reserved against on the Closing Balance Sheet, provided that the Shareholders have fully satisfied their obligations, if any, under the last sentence of
Section 12.1(a) with respect to a breach of the warranty/covenant regarding CoreWest's tangible net worth at the Effective Time with all Loses fully accrued and reserved against.

          (c) From and after the Closing Date, Buyer shall indemnify and hold harmless Shareholders from and against any and all Losses which any of them may suffer, incur or sustain arising out of any breach of any representation, warranty or covenant made or to be performed by Buyer pursuant to this Agreement.

          (d) If any third  party makes a claim for which an  Indemnified  Party under this Section 12.1 seeks indemnity from the indemnifying party ("Indemnitor"), the Indemnified Party shall as soon as practicable notify Indemnitor of the details of the claim ("Claim Notice").

              After receiving a Claim Notice, Indemnitor may elect, by written notice to the Indemnified party, to assume the defense of such claim by using counsel selected by

Indemnitor, acting reasonably. If Indemnitor assumes such defense and admits that the claim is subject to the Indemnitor's indemnity obligations, then (i) the claim shall be deemed to be a claim indemnified by the Indemnitor; (ii) the Indemnified Party may, at its election, participate in the defense of the claim, but Indemnitor will have no obligation to pay for any defense costs including attorneys' fees of the Indemnified Party after Indemnitor assumes the defense of the claim; and (iii) Indemnitor will have the right, without cost to Indemnified Party, to compromise and settle the claim on any basis believed reasonable, in good faith, by Indemnitor, and Indemnified Party shall be bound thereby, provided that Indemnitor can reasonably demonstrate the financial resources to perform under the terms of the proposed Settlement.

              After receiving a Claim Notice, if Indemnitor either does not assume the defense thereof, or does so under a reservation of rights without admitting that the claim is subject to the Indemnitor's indemnity obligations, then: (i) the claim shall not be deemed to be a claim indemnified by the Indemnitor and neither party shall have waived any rights to assert that the claim is or is not properly a claim subject to the Indemnitor's indemnity obligations; (ii) both Indemnitor and Indemnified Party may, at their individual election, participate in the defense of such claim but Indemnitor will remain responsible for the costs of defense, including reasonable attorneys' fees of the Indemnified Party should the claim ultimately be determine to be subject to Indemnitor's indemnity obligation; and (iii) the Indemnified Party shall have the right to compromise and settle the claim on any basis believed reasonable, in good faith, by the Indemnified Party, and the Indemnitor will be bound thereby should the claim ultimately be determined to be subject to Indemnitor's indemnity obligation.

          (e) Notwithstanding anything to the contrary anywhere in this Agreement, (i) Shareholders' maximum aggregate liability arising out of this Agreement and the Acquisition shall be the Purchase Price actually received by such Shareholder except for claims based on intentional fraud of CoreWest and/or the Shareholders; (ii) CoreWest and Shareholders shall have no liability for any claim which is not presented to them in writing within three years following the Effective Time for all matters except taxes (of any kind or nature) and as to taxes will expire upon expiration of the applicable statute of limitations;
(iii) Shareholders shall have the option to pay any indemnity obligation in cash or by surrender of Exchange Shares valued at Original Purchase Price Valuation for Exchange Shares issued as Base Payment and at the Contingent Price Valuation for Exchange Shares issued as the Contingent Payment; and (iv) Shareholders shall have no indemnity obligation until the amount of the aggregate claim(s) exceeds $75,000, in which case Shareholders shall pay the amount of the aggregate claims in excess of $75,000 (provided that the "Material Adverse Event" floor of $75,000 shall not be applied to increase, as a personal matter, the floor to $150,000). The notice of a potential claim shall state the general factual basis, to the extent known, and the basis of alleged liability. Any indemnification payment shall take into account the tax consequences of the payment so that the claim plus the payment shall be tax neutral. Subject to the following sentence, the amount of damages for which Buyer shall be entitled to indemnification by the Shareholders hereunder shall be reduced by the actual value of any tax benefit received by Buyer as a result of such damages (whether in the form of an actual refund or a reduction in any Tax that would otherwise be payable by Buyer). Notwithstanding the foregoing, the amount of the damages for which Buyer shall be entitled to indemnification shall be reduced only if, as and when, and only to the extent any such tax benefit is actually realized by Buyer. For purposes of determining whether Buyer realizes a net tax benefit with respect to a tax period, Buyer's actual tax liability for such period shall be compared to Buyer's hypothetical tax liability for such period determined by excluding in all periods all items attributable to the damages and indemnification payments. The Shareholders shall indemnify Buyer against any tax imposed on the receipt of or otherwise attributable to an indemnification payment hereunder (including any tax imposed as a result of payments attributable to this sentence). Further, the Shareholders shall not be obligated to make any payment or otherwise indemnify Buyer under this Article 12 for damages suffered or incurred by Buyer as a result of a breach if and to the extent that Buyer has received any insurance proceeds attributable to such damages. If Buyer receives any insurance proceeds following an indemnification payment, the Shareholders, and the insurance proceeds are attributable to the damages for which the indemnification payment was made. Buyer shall return the indemnification payment to the Shareholders which made the payment (but not more than the actual amount of insurance proceeds received).

          (f) Notwithstanding the fact that Shareholders and CoreWest may have jointly and severally made representations or warranties to Buyer in this Agreement, the Shareholders shall not have any right of contribution from CoreWest or other right to directly or indirectly recover from CoreWest for any loss arising from a breach of such representation or warranty.

          (g) In order to assert any claim for indemnification or loss under this Agreement, the party seeking payment must provide written notice of the claim to the party from whom payment is being sought within three years from the Effective Time setting forth the background of the claim (to the extent known) and the general nature of the claim, except that Shareholders shall have three years from the date of any breach by Buyer to the extent Buyer breaches after the Effective Time.

              Notwithstanding the joint and several liability of the Shareholders, Buyer shall not seek to recover more than 25% of any claim from either Mark A. Bishop or Brian M. Levine, and shall not seek to recover more than their individual pro rata share (based on stock ownership of CoreWest) from Normand Steeg, Jon Maddox or Steve Curry, but Messrs. Staake and Hayes shall each remain jointly and severally responsible for 100% of any claim.

          (h) No claim shall be made under Article 12 against any shareholder for a violation of a post-closing covenant regarding the post-closing CoreWest Business Unit, provided that the violation shall impact calculation of the Contingent Payment pursuant to Section 3.3, if appropriate.

                                   ARTICLE 13

                             POST-CLOSING COVENANTS

     13.1 Shareholder Cooperation.

          Shareholders shall encourage CoreWest employees to accept employment with Buyer. After Closing, Shareholders shall execute accountant's representation letters reasonably requested by Buyer's Accountants in connection with their audits of the Buyer or the Post-Closing CoreWest Business Unit.

                                   ARTICLE 14

                                   AMENDMENTS

     14.1 Amendment, Extension and Waiver

          Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, Sellers and Buyer may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 Survival

          The representations and warranties set forth herein shall survive the Closing subject to the limitation on asserting claims contained in Article 12.

     15.2 Expenses

          Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     15.3 Entire Agreement

          This Agreement, including the documents, schedules and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in full force and effect and continue if Closing does not occur.

     15.4 Parties in Interest

          The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other person or entity, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

     15.5 Assignment

          No party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other parties provided, however, Buyer may assign its rights and obligations hereunder to any one or more of its Affiliates (whether existing on the date hereof or hereafter created). Moreover, shareholders may pledge their rights under this Agreement to a financial institution pursuant to a bona fide loan transaction or transfer to any family member or any trust or other estate planning vehicle established for the benefit of a family member, provided that any such pledge, assignment or transfer is expressly subject to Buyer's right of setoff under this Agreement.

     15.6 Setoff

          (a) Subject to the following procedure and compliance with the limitations and procedures of Article 12, the Buyer shall have the right to setoff against the Contingent Payment and the Exchange Shares for any damages for any breach of Shareholders' or CoreWest's representations, warranties or covenants. This shall not limit any of Buyer's other remedies under this Agreement, at law or in equity, to the extent otherwise permitted under Section
12.1 hereof.

          (b) In order to assert a setoff against Shareholders, the Buyer must provide written notice of the claim to the Shareholders within 3 years of the Effective Time setting forth the background of the claim (to the extent known) and a reasonably detailed description of the general nature of the claim, together with a Buyer's reasonable calculation of the Buyer's damages. Within five (5) business days thereafter, the Buyer shall deposit the Contingent Payment or Exchange Shares, against which setoff is sought, in an amount not to exceed the Buyer's estimated damages, with a third party escrow agent pending final resolution of the issue, provided that the escrow arrangement shall provide that Buyer shall retain a first priority, perfected security interest in such Purchase Price or Exchange Shares being placed in escrow to secure the subject matter of the setoff claim and shall be on such other terms and conditions as shall be reasonably acceptable to Buyer and Shareholders. In the event that any Shareholder contest(s) the amount of the proposed setoff or that a bona fide, commercially reasonable basis exists for asserting the setoff (including a bona fide, good faith dispute of the underlying claim), the parties shall mutually select a commercial litigator in California listed in the Best Lawyers in America (most recent volume) to review the basis for CoreWest's setoff and the underlying claim and the amount. If the lawyer determines that, in his opinion, Buyer is acting without a commercially reasonable basis for the claim, or that the amount placed in escrow exceeds a commercially reasonable amount or that Article 12 does not provide for indemnification of such a claim, then the lawyer shall decide how much, if any, should be placed in escrow. Notwithstanding the foregoing, in no event shall a setoff be taken unless the reasonable amount of the claim is more than $250,000.

     15.7 Notices

          All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested), or by overnight courier, cable, telegram or telex addressed as follows:

          (a) If to Shareholders to:

              c/o Mr. Ronald E. Staake
              CoreWest Banc
              2566 Overland Avenue, Suite 650
              Los Angeles, CA 90064
              Facsimile:  (818) 815-2299

              Mr. Ronald E. Staake
              10501 Ayres Avenue
              Los Angeles, CA  90064

              Mr. Timothy C. Hayes
              3903 Coral Place
              Calabasas, CA  91302

              Mr. Mark A. Bishop
              15805 El Camino Real
              Rancho Santa Fe, CA 92067

              Mr. Brian M. Levine
              15805 El Camino Real
              Rancho Santa Fe, CA 92067

              Normand M. Steeg
              7906 Cowan Avenue
              Los Angeles, CA  90045

              Steven M. Curry
              10747 Wilshire Blvd. #1368
              Los Angeles, CA  90024

              Jon Maddox
              24376 Patricia Street
              Laguna Hills, CA  92656

              John A. Cutajar
              2708 Darlene Court
              Castro Valley, CA  94546

              Laurence V. Nair
              8623 Disa Alpine Way
              Elk Grove, CA  95624

          (b) If to CoreWest to:

              CoreWest Banc
              2566 Overland Avenue, Suite 650
              Los Angeles, CA 90064

          (c) If to Buyer or Subsidiary to:

              Mr. George Nicholas
              Industry Mortgage Company
              3450 Buschwood Park Drive, Suite 250
              Tampa, FL 33618
              Facsimile:  (813) 935-0227

          Copy to:

              Mitchell W. Legler, Esquire
              Mitchell W. Legler, P.A.
              One Independent Drive, Suite 3104
              Jacksonville, FL 32202
              Facsimile: (904) 791-9333

              and Copy to:

              Mr. Stuart Marvin
              Chief Financial Officer
              Industry Mortgage Company
              3450 Buschwood Park Drive, Suite 250
              Tampa, FL 33618
              Facsimile:  (813) 935-0227

     15.8  Captions

           The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     15.9  Counterparts

           This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

     15.10  Governing Law

           This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof. Neither party shall be construed as the draftsperson of this Agreement for purposes of interpretation or construction.

     15.11 No Third Party Beneficiaries

           There are no third party beneficiaries and no third party shall have any rights or remedies under this Agreement provided, that for purposes of
Article 3, John Cutajar and Laurence Nair shall be beneficiaries of this Agreement to the extent of the ownership percentages set forth in Schedules 3.1 and entitled to receive any Exchange Shares issuable hereunder.

     15.12 Further Assurances/Merger

           The parties agree to provide reasonable further assistance and cooperation following the Closing in order to accomplish the technical merger of Subsidiary into CoreWest as a matter of state law and as otherwise may be necessary or appropriate to carry into effect the transactions contemplated by this Agreement.

           IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

                                            COREWEST BANC

                                            By:   /s/ RONALD STAAKE
                                               ---------------------------------
                                            Title: President
                                                   -----------------------------

                                            IMC MORTGAGE COMPANY

                                            By:     /s/ THOMAS G. MIDDLETON
                                               ---------------------------------
                                            Title: President
                                                  ------------------------------

                                            CWB ACQUISITIONS, INC.

                                            By:     /s/ THOMAS G. MIDDLETON
                                               ---------------------------------
                                            Title: President
                                                  ------------------------------

                                            /s/ RONALD E. STAAKE
                                            ------------------------------------
                                            RONALD E. STAAKE

                                            /S/ TIMOTHY C. HAYES
                                            -----------------------------------
                                            TIMOTHY C. HAYES

                                            /s/ BRIAN M. LEVINE
                                            -----------------------------------
                                            BRIAN M. LEVINE

                                            /s/ MARK M. BISHOP
                                            -----------------------------------
                                            MARK A. BISHOP

                                            -----------------------------------
                                            NORMAND STEEG

                                            -----------------------------------
                                            JON MADDOX

                                            -----------------------------------
                                            STEVE CURRY

                                LIST OF EXHIBITS

Exhibit 2.1       -   Plan and Agreement of Merger

Exhibit 3.3(b)    -   Escrow Agreement for Contingent Payment

Exhibit 4.37      -   Conduct Prior to Closing

Exhibit 6.3       -   Employment Agreements of Ronald Staake,  Timothy Hayes,
                      Jon Maddox, Normand Steeg and Steve Curry

Exhibit 9.5       -   Tax Opinion of Buyer's Counsel

Exhibit 10.1(c)   -   Opinion of CoreWest's Counsel

Exhibit 10.1(g)   -   Registration Rights Agreement

Exhibit 10.2(c)   -   Opinion of Buyer's Counsel

                     SHAREHOLDER'S SCHEDULE

Section 3.1       -  Shareholder Percentage Ownership of CoreWest

Section 4.1       -  List of states in which CoreWest licensed to do business

Section 4.2       -  List of issued and outstanding Shares

Section 4.2       -  Shareholders' Agreements

Section 4.6       -  List of consents

Section 4.6       -  Financial statements

Section 4.8       -  List of liabilities not previously disclosed

Section 4.10      -  List of legal proceedings

Section 4.11      -  List of material contracts

Section 4.13(a)   -  List of employee benefits

Section 4.13(e)   -  List of plan benefits

Section 4.15      -  List of  environmental  audits,  analyses or surveys of any
                     Operating Property or Loan Property


Section 4.17      -  List of insurance policies

Section 4.18      -  List of licenses

Section 4.22      -  List of agreements to repurchase, etc.

Section 4.23      -  List of Mortgage Servicing Agreements

Section 4.25      -  List of Investor Commitments

Section 4.29      -  List of audits, investigation,  complaints and inquiries of
                     CoreWest

Section 4.31      -  List of Pooling and Participation Agreements

Section 4.32      -  List of pools not serviced by CoreWest

Section 4.36      -  List of CoreWest employees

Section 4.37      -  List of matters not handled in ordinary course of business

Section 4.38      -  List of CoreWest officers and directors

Section 5.2       -  List of consents, permits, authorizations and approvals